UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. __)

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FS BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 11, 2022

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of FS Bancorp, Inc. to be held at the 1st Security Bank Administrative Office, located at 6920 220th Street SW, Mountlake Terrace, Washington, on Thursday, May 26, 2022 at 2:00 p.m., local time.

The notice of annual meeting of shareholders and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting.  During the meeting, we will also report on our operations.  Directors and officers of FS Bancorp, Inc., as well as a representative of Moss Adams LLP, our independent registered public accounting firm, will be present to respond to appropriate questions of shareholders.

It is important that your shares are represented at the meeting, whether or not you attend in person and regardless of the number of shares you own.  To make sure your shares are represented, we urge you to vote via the Internet or by telephone, or by requesting, completing and mailing a proxy card.  If you attend the meeting, you may vote in person even if you have previously voted.

We look forward to seeing you at the meeting.

Sincerely,

/s/Joseph C. Adams

Joseph C. Adams
Chief Executive Officer

FS BANCORP, INC.
6920 220TH STREET SW
MOUNTLAKE TERRACE, WASHINGTON 98043
(425) 771-5299

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 26, 2022

Notice is hereby given that the annual meeting of shareholders of FS Bancorp, Inc. will be held at the 1st  Security Bank Administrative Office, located at 6920 220th Street SW, Mountlake Terrace, Washington, on Thursday, May 26, 2022, at 2:00 p.m., local time, for the following purposes:

Proposal 1.	Election of two directors to each serve for a three-year term.

Proposal 2.	Advisory (non-binding) approval of the compensation of our named executive officers as disclosed in this proxy statement.

Proposal 3.	Adoption of the FS Bancorp, Inc. Nonqualified 2022 Stock Purchase Plan.

Proposal 4.	Ratification of the Audit Committee’s appointment of Moss Adams LLP as our independent registered public accounting firm for 2022.

We will also consider and act upon such other business as may properly come before the meeting, or any adjournment or postponement thereof.  As of the date of this notice, we are not aware of any other business to come before the annual meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 26, 2022.  Our proxy statement and 2021 Annual Report to Shareholders are available at http://investorrelations.fsbwa.com/CorporateProfile.  Directions to attend the annual meeting, where you may vote in person, can be found at http://investorrelations.fsbwa.com/sec-filings/annual-reports.  Please also refer to the instructions on the Important Notice Regarding the Availability of Proxy Materials you received in the mail if you would like to receive a paper or emailed copy of the proxy materials.

The Board of Directors has fixed the close of business on March 25, 2022 as the record date for the annual meeting.  This means that shareholders of record at the close of business on that date are entitled to receive notice of and to vote at the meeting and any adjournment thereof.  To ensure that your shares are represented at the meeting, please take the time to vote your proxy, which is solicited by the Board of Directors.  You may vote via the Internet or by telephone, or by requesting, signing, dating and mailing a proxy card.  The proxy will not be used if you attend and vote at the annual meeting in person.  Regardless of the number of shares you own, your vote is very important.  Please act today.

BY ORDER OF THE BOARD OF DIRECTORS

/s/Matthew D. Mullet

MATTHEW D. MULLET
SECRETARY

Mountlake Terrace, Washington
April 11, 2022

IMPORTANT: The prompt return of proxies will save us the expense of further requests for proxies in order to ensure a quorum.  You may vote via the Internet or by telephone.  Alternatively, if you request a paper copy of the proxy materials, a pre-addressed envelope will be provided for your convenience.  No postage is necessary if mailed in the United States.

PROXY STATEMENT
OF
FS BANCORP, INC.
6920 220TH STREET SW
MOUNTLAKE TERRACE, WASHINGTON 98043
(425) 771-5299

ANNUAL MEETING OF SHAREHOLDERS MAY 26, 2022

The Board of Directors of FS Bancorp, Inc. is using this proxy statement to solicit proxies from our shareholders for use at our annual meeting of shareholders.  We first provided access to this proxy statement and the form of proxy to our shareholders on or about April 11, 2022.

The information provided in this proxy statement relates to FS Bancorp, Inc. and its wholly-owned subsidiary, 1st Security Bank of Washington.  FS Bancorp, Inc. may also be referred to as “FS Bancorp” and 1st Security Bank of Washington may also be referred to as “1st Security Bank” or the “Bank.”  References to “we,” “us” and “our” refer to FS Bancorp and, as the context requires, 1st Security Bank.

INFORMATION ABOUT THE ANNUAL MEETING

Time and Place of the Annual Meeting

Our annual meeting will be held as follows:

Date:	Thursday, May 26, 2022
Time:	2:00 p.m., local time
Place:	1st Security Bank Administrative Office 6920 220th Street SW, Mountlake Terrace, Washington

Matters to Be Considered at the Annual Meeting

At the meeting, you will be asked to consider and vote upon the following proposals:

Proposal 1.	Election of two directors to each serve for a three-year term.

Proposal 2.	Advisory (non-binding) approval of the compensation of our named executive officers as disclosed in this proxy statement.

Proposal 3.	Adoption of the FS Bancorp, Inc. Nonqualified 2022 Stock Purchase Plan.

Proposal 4.	Ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for 2022.

We also will transact any other business that may properly come before the annual meeting.  As of the date of this proxy statement, we are not aware of any other business to be presented for consideration at the annual meeting other than the matters described in this proxy statement.

Important Notice Regarding the Availability of Proxy Materials

We provided access to our proxy materials beginning on April 11, 2022.  On that day, we mailed the Important Notice Regarding the Availability of Proxy Materials to our shareholders.  The Securities and Exchange Commission ("SEC") allows us to deliver proxy materials to shareholders over the Internet.  We believe that this offers a convenient way for shareholders to review our information.  It also reduces printing expenses and lessens the environmental impact of mailing paper copies of the annual meeting materials.  If you would like a paper copy of the proxy materials, please follow the instructions in the Important Notice Regarding the Availability of Proxy Materials.

Who is Entitled to Vote?

We have fixed the close of business on March 25, 2022 as the record date for shareholders entitled to notice of and to vote at our annual meeting.  Only holders of record of FS Bancorp’s common stock on that date are entitled to notice of and to vote at the annual meeting.  You are entitled to one vote for each share of FS Bancorp common stock you own, unless you own more than 10% of FS Bancorp’s outstanding shares.  As provided in our Articles of Incorporation, record holders of common stock who beneficially own in excess of 10% of FS Bancorp’s outstanding shares are not entitled to any vote in respect of the shares held in excess of the 10% limit unless our Board of Directors has granted permission in advance.  On March 25, 2022, there were 8,088,487 shares of FS Bancorp common stock outstanding and entitled to vote at the annual meeting.

How Do I Vote at the Annual Meeting?

Proxies are solicited to provide all shareholders on the voting record date an opportunity to vote on matters scheduled for the annual meeting and described in these materials.  This question provides voting instructions for shareholders of record.  You are a shareholder of record if your shares of FS Bancorp common stock are held in your name.  If you are a beneficial owner of FS Bancorp common stock held by a broker, bank or other nominee (i.e., in “street name”), please see the instructions below under “What if My Shares Are Held in Street Name?”

Shares of FS Bancorp common stock can only be voted if the shareholder is present in person or by proxy at the annual meeting.  To ensure your representation at the annual meeting, we recommend you vote by proxy even if you plan to attend the annual meeting.  You can always change your vote at the meeting if you are a shareholder of record.

Voting instructions are included on the Important Notice Regarding the Availability of Proxy Materials and the proxy card.  Shares of FS Bancorp common stock represented by properly executed proxies will be voted by the individuals named on the form of proxy in accordance with the shareholder’s instructions.  Where properly executed proxies are returned to us with no specific instruction as how to vote at the annual meeting, the persons named in the proxy will vote the shares FOR the election of each of our director nominees, FOR advisory approval of the compensation of our named executive officers as disclosed in this proxy statement, FOR adoption of the FS Bancorp, Inc. Nonqualified 2022 Stock Purchase Plan and FOR ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm.  If any other matters are properly presented at the annual meeting for action, the persons named in the proxy and acting thereunder will have the discretion to vote on these matters in accordance with their best judgment.  We do not currently expect that any other matters will be properly presented for action at the annual meeting.

You may receive more than one proxy depending on how your shares are held.  For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children.  In this case, you will receive three separate proxies to vote.

What if My Shares Are Held in Street Name?

If you are the beneficial owner of shares held in “street name” by a broker, bank or other nominee (“nominee”), the nominee, as the record holder of the shares, is required to vote the shares in accordance with your instructions.  If your common stock is held in street name, you will receive instructions from the nominee that you must follow in order to have your shares voted.  The nominee may allow you to deliver your voting instructions via telephone or the Internet.  Please see the instruction form that accompanies this proxy statement.  If you do not give instructions to the nominee, the nominee may nevertheless vote the shares with respect to discretionary items, but will not be permitted to vote your shares with respect to non-discretionary items, pursuant to current industry practice.  In the case of non-discretionary items, shares not voted will be treated as “broker non-votes.”  The proposal to elect directors and adopt the Nonqualified 2022 Stock Purchase Plan, and the advisory vote on executive compensation are considered non-discretionary items; therefore, you must provide instructions to the nominee in order to have your shares voted with respect to these proposals.

If your shares are held in street name, you will need proof of ownership to be admitted to the annual meeting.  A recent brokerage statement or letter from the record holder of your shares are examples of proof of ownership.  If you want to vote your shares of common stock held in street name in person at the annual meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

How Will My Shares of Common Stock Held in the Employee Stock Ownership Plan Be Voted?

We maintain the FS Bancorp, Inc. Employee Stock Ownership Plan (“ESOP”), which owns 5.83% of FS Bancorp’s common stock.  Employees of FS Bancorp and 1st Security Bank participate in the ESOP.  Each ESOP participant may instruct the trustee how to vote the shares of FS Bancorp common stock allocated to his or her account under the ESOP by completing the vote authorization form.  If an ESOP participant properly executes a vote authorization form, the ESOP trustee will vote the participant’s shares in accordance with the participant’s instructions.  Allocated shares for which proper voting instructions are not received and unallocated shares held by the ESOP will be voted by the trustee in the same proportion as shares for which the trustee has received voting instructions.  In order to give the trustees sufficient time to vote, all vote authorization forms from ESOP participants must be received by the transfer agent on or before May 23, 2022.

How Many Shares Must Be Present to Hold the Meeting?

A quorum must be present at the meeting for any business to be conducted.  The presence at the meeting, in person or by proxy, of at least a majority of the shares of FS Bancorp common stock entitled to vote at the annual meeting as of the record date will constitute a quorum.  Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What if a Quorum Is Not Present at the Meeting?

If a quorum is not present at the scheduled time of the meeting, a majority of the shareholders present or represented by proxy may adjourn the meeting until a quorum is present.  The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given unless the adjourned meeting is set to be held 120 days or more after the original meeting.  An adjournment will have no effect on the business that may be conducted at the meeting.

Vote Required to Approve Proposal 1: Election of Directors

Directors are elected by a plurality of the votes cast, in person or by proxy, at the annual meeting by holders of FS Bancorp common stock.  Accordingly, the two nominees for election as directors who receive the highest number of votes actually cast will be elected.  Pursuant to our Articles of Incorporation, shareholders are not permitted to cumulate their votes for the election of directors.  Votes may be cast for or withheld from each nominee.  Votes that are withheld will have no effect on the outcome of the election because the nominees receiving the greatest number of votes will be elected.  Our Board of Directors unanimously recommends that you vote FOR the election of each of its director nominees.

Vote Required to Approve Proposal 2: Advisory Approval of Executive Compensation

Advisory (non-binding) approval of the compensation of our named executive officers, as disclosed in this proxy statement, requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the annual meeting.  Abstentions and broker non-votes will have no effect on the outcome of the proposal.  Our Board of Directors unanimously recommends that you vote FOR approval of the compensation of our named executive officers.

Vote Required to Approve Proposal 3: Adoption of the FS Bancorp, Inc. Nonqualified 2022 Stock Purchase Plan

Adoption of the FS Bancorp, Inc. Nonqualified 2022 Stock Purchase Plan requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the annual meeting.  Any shareholder represented in person or by proxy at the meeting and entitled to vote on the subject matter may elect to abstain from voting on this proposal.  If so, the abstention will not be counted as a vote cast on the proposal and, therefore, will have no effect on the outcome of the vote on the proposal.  Provided there is a quorum of shareholders present in person or by proxy, shareholders not attending the meeting, in person or by proxy, will also have no effect on the outcome of this proposal.  Broker non-votes do not constitute votes cast and will have no effect on the outcome of the proposal.  Our Board of Directors unanimously recommends that you vote FOR adoption of the Nonqualified 2022 Stock Purchase Plan.

Vote Required to Approve Proposal 4: Ratification of the Appointment of the Independent Registered Public Accounting Firm.

Ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the annual meeting.  Abstentions will have no effect on the outcome of the proposal. Our Board of Directors unanimously recommends that you vote FOR the ratification of the appointment of the independent registered public accounting firm.

May I Revoke My Proxy?

You may revoke your proxy before it is voted by:

•	submitting a new proxy with a later date;

•	notifying the Secretary of FS Bancorp in writing before the annual meeting that you have revoked your proxy; or

•	voting in person at the annual meeting.

If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting.  However, if your shares are held in street name, you must bring a validly executed proxy from the nominee indicating that you have the right to vote your shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 25, 2022, the voting record date, information regarding share ownership of:

•
those persons or entities (or groups of affiliated person or entities) known by management to beneficially own more than five percent of FS Bancorp’s common stock other than directors and executive officers;

•	each director and director nominee of FS Bancorp;

•	each executive officer of FS Bancorp or any of its subsidiaries named in the Summary Compensation Table appearing under “Executive Compensation” below (known as “named executive officers”); and

•	all current directors and executive officers of FS Bancorp and its subsidiaries as a group.

Persons and groups who beneficially own in excess of five percent of FS Bancorp’s common stock are required to file with the SEC, and provide us a copy of, reports disclosing their ownership pursuant to the Securities Exchange Act of 1934.  To our knowledge, no other person or entity, other than the ones set forth below, beneficially owned more than five percent of the outstanding shares of FS Bancorp’s common stock as of the close of business on the voting record date.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC.  In accordance with Rule 13d-3 of the Securities Exchange Act, a person is deemed to be the beneficial owner of any shares of common stock if he or she has voting and/or investment power with respect to those shares.  Therefore, the table below includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, shares held in the ESOP, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power.  In addition, in computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to outstanding options that are currently exercisable or exercisable within 60 days after the voting record date are included in the number of shares beneficially owned by the person and are deemed outstanding for the purpose of calculating the person’s percentage ownership.  These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

As of the voting record date, there were 8,088,487 shares of FS Bancorp common stock outstanding.

Name	Number of Shares Beneficially Owned (1)		Percent of Shares Outstanding (%)

Beneficial Owners of More Than 5%

T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, Maryland 21202	793,298	(2)	9.81

FS Bancorp, Inc. Employee Stock Ownership Plan 6920 220th Street SW Mountlake Terrace, Washington 98043	471,170	(3)	5.83

BlackRock, Inc. 55 East 52nd Street New York, New York 10055	431,708	(4)	5.34

Directors

Joseph C. Adams*	133,810	(5)	1.62
Pamela M. Andrews	9,146	(6)	**
Michael J. Mansfield	81,802	(7)	**
Ted A. Leech	80,810	(8)	**
Joseph P. Zavaglia	27,644	(9)	**
Marina Cofer-Wildsmith	13,420		**
Margaret R. Piesik	43,262	(10)	**
Mark H. Tueffers	25,520	(11)	**

Named Executive Officers

Donn C. Costa	114,683		1.38
Dennis V. O’Leary	101,419		1.22

All Executive Officers and Directors as a Group (16 persons)	881,501		10.64

_____________
*	Mr. Adams is also a named executive officer of FS Bancorp.
**	Less than one percent of shares outstanding.
(1)
Shares of restricted stock, as to which the holders have voting power but not investment power, are included as follows: Director Adams, 25,040 shares; Director Andrews, 1,500 shares; Directors Mansfield, Leech, Zavaglia, Cofer-Wildsmith, Piesik and Tueffers, 1,180 shares each; Mr. Costa, 10,290 shares; Mr. O’Leary, 12,570 shares; and all executive officers and directors as a group, 104,736 shares. The amounts shown also include the following number of shares which the indicated individuals have the right to acquire within 60 days of the voting record date through the exercise of stock options: Director Adams, 42,720 shares; Director Leech, 13,840 shares; Director Zavaglia, 11,040 shares; Director Cofer-Wildsmith, 5,840 shares; Director Piesik, 25,840 shares; Director Tueffers, 13,940 shares; Mr. Costa, 27,060 shares; Mr. O’Leary, 13,830 shares; and all executive officers and directors as a group, 196,634 shares.

(2)
Based solely on a Schedule 13G/A dated February 14, 2022, regarding shares owned as of December 31, 2021. According to the filing, T. Rowe Price Associates, Inc. has sole voting power over 229,698 shares and sole dispositive power over 793,298 shares, and T. Rowe Price Small-Cap Value Fund, Inc. has sole voting power over 563,600 shares.

(3)	Represents shares held in the ESOP. The ESOP has shared voting and dispositive power over the shares reported.
(4)
Based solely on a Schedule 13G/A dated February 3, 2022, regarding shares owned as of December 31, 2021. According to the filing, BlackRock, Inc. has sole voting power over 421,158 shares and sole dispositive power over 431,708 shares.

(5)	Includes 46,556 shares held jointly with spouse.
(6)	Includes 7,646 shares held jointly with spouse.
(7)	Includes 36,662 shares held jointly with spouse and 14,620 shares held in an individual retirement account (“IRA”).
(8)	Includes 60,454 shares held jointly with spouse.
(9)	Includes 2,500 shares held jointly with spouse and 9,614 shares held in an IRA.
(10)	Includes 1,252 shares held in an IRA.
(11)	Includes 13,400 shares held in an IRA.

PROPOSAL 1 – ELECTION OF DIRECTORS

Our Board of Directors currently consists of eight members and is divided into three classes. Approximately one-third of the directors are elected annually to serve for a three-year period or until their respective successors are elected and qualified.  The table below sets forth information regarding each director of FS Bancorp and each nominee for director.  The Nominating and Environmental, Social, Governance Committee of the Board of Directors selects nominees for election as directors.  Ted A. Leech and Marina Cofer-Wildsmith currently serve as FS Bancorp directors and have been nominated to each serve a three-year term.  Mark H. Tueffers will retire from the Board effective as of the annual meeting and the Board of Directors will reduce its size from eight to seven directors.

Each nominee has consented to being named in this proxy statement and has agreed to serve if elected.  If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee.  If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.  At this time, we are not aware of any reason why a nominee might be unable to serve if elected.

The Board of Directors recommends a vote FOR the election of Ted A. Leech and Marina Cofer-Wildsmith.

Name	Age as of December 31, 2021	Year First Elected or Appointed Director (1)	Term to Expire

Board Nominees

Ted A. Leech	74	2005	2025 (2)
Marina Cofer-Wildsmith	54	2012	2025 (2)

Directors Continuing in Office

Michael J. Mansfield	65	2008	2023
Margaret R. Piesik	71	2006	2023
Joseph C. Adams	62	2005	2024
Pamela M. Andrews	63	2021	2024

______________
(1)	For years before 2013, includes prior service on the Board of Directors of 1st Security Bank.
(2)	Assuming election or reelection.

Information Regarding Nominees for Election

Set forth below is the present principal occupation and other business experience during at least the last five years of each nominee for election, as well as a brief discussion of the particular experience, qualifications, attributes and skills that led the Board to conclude that the nominee should serve as a director of FS Bancorp.

Ted A. Leech, Board Chair of FS Bancorp and 1st Security Bank, is retired from Univar Corporation.  From January 2003 to February 2005, Mr. Leech was Vice President of Business Development where he conducted feasibility studies and investigated potential investments in China, Hong Kong, Singapore, Australia, Malaysia, Indonesia and Brazil.  Prior to that, Mr. Leech was Senior Vice President of Administration for Univar USA where he was responsible for accounting, payables/receivables, information systems, treasury, legal, human resources and internal audit.  As a result of his professional experiences, Mr. Leech brings strong leadership, management, finance, accounting and human resource skills to our board.  Mr. Leech’s expertise also qualifies him as a financial expert, which was the basis of his selection as Chairperson of the Audit Committee.

Marina Cofer-Wildsmith has spent 30 years working in nonprofit management and business development. Her background includes serving as Executive Director of Bainbridge Youth Services from 2012 to 2017, business consulting from 2009 to 2012, and Chief Executive Officer of the American Lung Association of Washington and the Northwest from 2003 to 2007.  Other American Lung Association positions held from 1990 to 2003 included program development, marketing and communications.  Key career achievements include leading the Washington Smoke Free Restaurants and Bars Initiative, developing with the U.S. Environmental Protection Agency the air quality forecasting model used by the media, promoting strong indoor air quality standards and advocating for other essential air pollution reduction and public health legislation.  Ms. Cofer-Wildsmith is very active in the community.  Currently, she serves as the President of the Rotary Club of Bainbridge Island.  Other board service has included Public-at-Large Director for the Puget Sound Clean Air Agency from 2005 to 2013 and World Community Service Director for the Rotary Club of Bainbridge Island from 2012 to 2015.  She has her Bachelor of Science degree in Biology from the College of William and Mary, Williamsburg, Virginia and her Master’s degree in Educational Processes from Maryville University, St. Louis, Missouri.  Leadership recognition includes awards from the Chamber of Commerce, Rotary, Environmental Protection Agency, Conservation Federation and Governor Gregoire.  As a result of her professional experiences and active community involvement, Ms. Cofer-Wildsmith brings strong leadership, management, organization and interpersonal skills to our organization.

Information Regarding Incumbent Directors

Set forth below is the present principal occupation and other business experience during at least the last five years of each director continuing in office, as well as a brief discussion of the particular experience, qualifications, attributes and skills that led the Board to conclude that the director should serve on FS Bancorp’s Board of Directors.

Michael J. Mansfield spent 16 years with Deloitte LLP before joining Moss Adams LLP in 1995, where he was a partner for more than 10 years.  During his time with Moss Adams, Mr. Mansfield chaired the Business Owner Succession Services Practice in the Seattle office and he served as a member of the firm’s Tax Committee.  He provided taxation, business, and financial accounting services to a variety of clients in the financial services, construction, manufacturing and distribution, and service industries.  In January 2008, Mr. Mansfield left Moss Adams to start Family Fortunes, LLC, a consulting company aimed at assisting individuals and business owners develop and execute strategic plans, with the goals of enhancing value proposition and creating a legacy vision for families and business owners.  Mr. Mansfield is also a minority owner/part-time Chief Financial Officer for two construction companies (Pacific Pile & Marine, L.P. and R Miller, Inc.) and a minority owner in seven other  privately-owned businesses, in addition to serving on the advisory board of two other private companies.  Mr. Mansfield’s 29 years of experience as a public accountant, together with his experience of being part of the management/advisory team of several small- to medium-sized businesses, has provided him with strong leadership, financial and administrative insights that are valuable to FS Bancorp.

Margaret R. Piesik worked at Microsoft for 11 years until retiring in 1998.  She served on the board of directors of the Providence Hospital Foundation from 2001 to 2003 and from 2004 to 2010, served as the President of Swedish Medical Center Service League.  She was also a co-owner of White Barn Farm, a family-owned organic flower and vegetable farm, until its sale in 2010.  She previously served on the board of the Kirkland Performance Center.  Ms. Piesik is also active in several local service organizations.  Ms. Piesik’s managerial experience, together with her experience serving on several boards and active participation in the local community, brings valuable knowledge and skills to our organization.

Joseph C. Adams is a director and has been the Chief Executive Officer of 1st Security Bank of Washington since July 2004.  He has also served in those capacities for FS Bancorp since its formation in September 2011.  He joined 1st Security Bank of Washington in April 2003 as its Chief Financial Officer.  Mr. Adams served as Supervisory Committee Chairperson from 1993 to 1999 when the Bank was Washington’s Credit Union.  Mr. Adams is a lawyer, having worked for Deloitte as a tax consultant, K&L Gates as a lawyer and then at Univar USA as a lawyer and Director of Regulatory Affairs.  As the Director of Regulatory Affairs for Univar USA, the largest chemical distribution company in the United States, Mr. Adams used his environmental law expertise to ensure Univar stayed in compliance with all relevant local, state and federal environmental laws, rules and regulations.  He is a member of the Washington State Bar Association, a Board member of the Central Washington University Foundation and a Board member of the Community Bankers of Washington.  Mr. Adams graduated with Distinction from the University of Hawaii with a Bachelor of Business Administration in Finance.  He also graduated cum laude with a Juris Doctor from the University of Puget Sound School of Law.  In addition, Mr. Adams graduated with honors from the Pacific Coast Banking School in 2007, a master’s level program held at the University of Washington.  Mr. Adams’s legal and accounting backgrounds, as well as his duties as Chief Executive Officer of 1st Security Bank of Washington, bring a special knowledge of the financial, economic and regulatory challenges faced by the Bank, which makes him well-suited to educating the Board on these matters.

Pamela M. Andrews was an active trial attorney in Seattle for over 35 years, practicing in the areas of professional liability, medical malpractice, nursing home/assisted living, mental healthcare and complex civil litigation.  She also served as the President of her law firm, Andrews Skinner, P.S., for the last 16 years of her practice.  Ms. Andrews was selected as a Fellow of the International Society of Barristers; a Senior Fellow of Litigation Counsel of America; a founding and continuous member of the Bar Register of Preeminent Women Lawyers for the last ten years of her practice and enjoyed a Martindale Hubbell AV rating for 30 years.  Ms. Andrews graduated summa cum laude from the University of Wisconsin-Oshkosh and received her Juris Doctor from the University of Wisconsin-Madison.  She has been active in community animal welfare groups and associations in the Puget Sound and Pacific Northwest region.  Ms. Andrews adds important skills to the Board, including legal, litigation, insurance, human resources, small business experience and operations management.

Joseph P. Zavaglia has been the owner and operator since February 2008 of Zavaglia Consulting, L.L.C., which provides retail banking and small business advisory services to community banks.  He also runs From the Heart of Italy, an Italian cooking school.  Mr. Zavaglia started his career in 1975 and over a period of 45 years has worked in numerous areas of banking, including commercial lending, retail and small business banking, human resources, investments, incentive compensation and executive administration with both large national institutions and community banks.  Upon retiring from his last executive banking position, he served as a board member for nine years and was an employee of Pacific Coast Banking School.  Mr. Zavaglia then worked with the Washington Bankers Association in co-creating four developmental programs and currently serves as an instructor and facilitator for the programs, which are now being offered throughout the United States.  Mr. Zavaglia received his undergraduate degree in Business Management from Seattle University, and his Masters Degree in Education from Western Washington University.  He is also a graduate of Pacific Coast Banking School and formerly held Series 6, 63 and 26 securities licenses and his state insurance license for life and disability.  Giving back to the communities he serves has been his passion.  Mr. Zavaglia served as Chair of the Board of Regents at Seattle University for three years and as a board member for nine additional years, State Board Chair of the March of Dimes for 15 years, Chair of the Italian Studies Board at the University of Washington, Chair of the Deans Advisory Board for Woodring College of Education at Western Washington University for four years.  In 2007, he was inducted into the Athletic Hall of Fame at Seattle University.  In 2012, he received the Distinguished Alumnus award from the Woodring College of Education, and in 2015, was awarded the University Service Award from Seattle University.  Mr. Zavaglia brings strong leadership, management, human resource, and interpersonal skills to our board.

Director Qualifications and Experience

The following table identifies the experience, qualifications, attributes, and skills that the Nominating and Environmental, Social, Governance Committee considered in making its decision to nominate directors to our Board.  The fact that a particular attribute was not considered does not mean that the director lacks such an attribute.
	Adams	Andrews	Cofer-Wildsmith	Leech	Mansfield	Piesik	Zavaglia
Experience, Qualification, Skill or Attribute
Professional standing in chosen field	✓	✓	✓	✓	✓	✓	✓
Expertise in financial services or related industry	✓				✓	✓	✓
Certified public accountant or financial expert	✓			✓	✓		✓
Attorney	✓	✓
Civic and community involvement	✓	✓	✓	✓	✓	✓	✓
Leadership and team building skills	✓	✓	✓	✓	✓	✓	✓
Diversity by race, ethnicity or gender	✓	✓	✓			✓
Specific skills/knowledge:
Finance	✓		✓	✓	✓		✓
Technology						✓
Securities	✓						✓
Marketing	✓		✓	✓		✓	✓
Public affairs	✓					✓
Human resources	✓	✓	✓	✓		✓	✓
Environmental, social and governance	✓		✓				✓

Board Independence and Tenure

Our common stock is listed on the Nasdaq Global Select Market.  In accordance with Nasdaq requirements, at least a majority of our directors must be independent directors.  The Board has determined that seven of our eight directors (87.5%) are independent, as defined by Nasdaq.  Directors Andrews, Cofer-Wildsmith, Leech, Mansfield, Piesik, Tueffers and Zavaglia are all independent.  Only Joseph C. Adams, who is our Chief Executive Officer, is not independent.

Our goal is to have a diverse mix of directors with the appropriate experience, independence, knowledge, and skills to oversee FS Bancorp and its management team.  As part of our Board refreshment efforts, the Board added Pamela M. Andrews as a director in January 2021.  New directors bring fresh perspectives and valued skill sets.  The directors have an average tenure of 11.5 years, which the Board believes appropriately balances experience and new outlooks.

Diversity

As part of its director nominee evaluation process, the Board considers diverse viewpoints, backgrounds and experiences, as well as gender, age, race and ethnicity, as important in the selection of directors to enhance the Board’s diversity.  All Board members must also fit the culture of FS Bancorp and 1st Security Bank, including living up to our Core Values and embodying our “Smart, Driven, Nice” commitment.

The table below presents a summary of the Board’s diversity statistics, as required by Nasdaq.  Each of the categories listed in the table below has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (as of April 11, 2022)
Total number of directors	8
	Male	Female	Non-binary	Did not disclose gender
Part I: Gender Identity
Directors	4	3	--	1
Part II: Demographic Background
African American or Black
Alaskan Native or Native American	1	--	--	--
Asian	--	--	--	--
Hispanic or Latino	1	--	--	--
Native Hawaiian or Pacific Islander	--	--	--	--
White	4	3	--	1
Two or More Races or Ethnicities	2	--	--	--
LGBTQ+	--
Did Not Disclose Demographic Background	--

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS

Board of Directors

The Boards of Directors of FS Bancorp and 1st Security Bank conduct their business through board and committee meetings.  During the fiscal year ended December 31, 2021, the Boards of Directors of FS Bancorp and 1st Security Bank each held 10 meetings.  No director of FS Bancorp or the Bank attended fewer than 75% of the total meetings of the boards and committees on which that person served during this period.

Committees and Committee Charters

The Board of Directors of FS Bancorp has standing Audit, Compensation, and Nominating and Environmental, Social, Governance committees.  The Board has adopted written charters for each of these committees, copies of which are available on our website at www.FSBWA.com under “Investor Relations.”  The directors’ current memberships on the committee is reflected below.  Joseph C. Adams, our Chief Executive Officer, is not a member of any of these committees as they are comprised solely of independent directors.

	Audit Committee	Compensation Committee	Nominating and Environmental, Social, Governance Committee

Pamela M. Andrews			✓
Marina Cofer-Wildsmith	✓		✓
Ted A. Leech	Chair	✓
Michael J. Mansfield	✓	Chair
Margaret R. Piesik		✓	✓
Mark H. Tueffers	✓
Joseph P. Zavaglia		✓	Chair

Audit Committee.  The Audit Committee meets at least quarterly and its primary responsibilities are to (1) meet with both the internal and external auditors on behalf of the Board of Directors to review and discuss their findings, and to make recommendations to the Board regarding the selection of the external auditors and (2) work closely with our compliance officer to monitor compliance with all applicable laws and regulations.  The Audit Committee met 10 times during the year ended December 31, 2021.  Please refer to the section entitled, “Audit Committee Matters” for additional information.

Each member of the Audit Committee is “independent” in accordance with the requirements for companies listed on The Nasdaq Stock Market LLC (“Nasdaq”).  In addition, the Board of Directors has determined that Mr. Leech, Mr. Tueffers, and Mr. Mansfield meet the definition of “audit committee financial expert,” as defined by the SEC.

Compensation Committee.  The Compensation Committee is responsible for the recommendation to the Board of Directors of the Chief Executive Officer’s annual compensation package, as well as Board compensation, Chief Executive Officer evaluation, the review and approval of executive incentive packages and perquisite programs, and overseeing and administering our qualified, tax exempt benefit plans.  Each member of the Committee is “independent,” in accordance with the requirements for companies listed on Nasdaq.  This Committee met nine times during the year ended December 31, 2021.

Nominating and Environmental, Social, Governance Committee.  The Nominating and Environmental, Social, Governance Committee is responsible for (1) reviewing issues and developments related to corporate governance issues, (2) identifying individuals qualified to serve as directors, consistent with Board-approved criteria, (3) recommending to the Board nominees for election or appointment to the Board of Directors and (4) overseeing the environmental and social responsibility activities and practices for FS Bancorp.  Each member of the Committee is “independent,” in accordance with the requirements for companies listed on Nasdaq.  This Committee met nine times during the year ended December 31, 2021.

Only those nominations made by the Nominating and Environmental, Social, Governance Committee or properly presented by shareholders will be voted upon at the annual meeting.  In its deliberations for selecting candidates for nominees as director, the Committee considers:

•	the candidate’s knowledge of the banking business and involvement in community, business and civic affairs;
•	diversity factors; and
•	whether the candidate would provide for adequate representation of 1st Security Bank’s market area.

Any nominee for director made by the Committee must be highly qualified with regard to some or all these attributes.

In searching for qualified director candidates to fill vacancies on the Board, the Committee solicits its current Board of Directors for names of potentially qualified candidates.  Additionally, the Committee may request that members of the Board of Directors pursue their own business contacts for the names of potentially qualified candidates.  The Committee would then consider the potential pool of director candidates, select the candidate it believes best meets the then-current needs of the Board, and conduct a thorough investigation of the proposed candidate’s background to ensure there is no past history that would cause the candidate not to be qualified to serve as one of our directors.  Although the Committee charter does not specifically provide for the consideration of shareholder nominees for directors, the Committee will consider director candidates recommended by a shareholder that are submitted in accordance with our Articles of Incorporation.  Because our Articles of Incorporation provide a process for shareholder nominations, the Committee did not believe it was necessary to provide for shareholder nominations of directors in its charter.  If a shareholder submits a proposed nominee, the Committee would consider the proposed nominee, along with any other proposed nominees recommended by members of our Board of Directors, in the same manner in which the Committee would evaluate its nominees for director.  For a description of the proper procedure for shareholder nominations, see “Shareholder Proposals” in this proxy statement.

Corporate Governance

Governance Highlights.  To further our commitment and oversight of environmental, social and governance matters, the Governance and Nominating Committee is now the Nominating and Environmental, Social, Governance Committee, and has expanded its purposes.  Highlights of FS Bancorp’s corporate governance include the following:

• independent Board Chair;
• seven of eight directors are independent;
• Board committees are comprised entirely of independent directors;
• independent directors meet in regular executive sessions throughout the year;
• regular Board and committee self-evaluations;
• policies restrict pledging and hedging;
• director and executive officer stock ownership policy;
• alignment of director and shareholder interests; and
• use of clawback provisions in executive pay.

We have a corporate governance policy that covers the duties and responsibilities of each director, as well as the composition, responsibilities and operation of the Board and its committees.  The policy also addresses succession planning, executive Board sessions, Board’s interaction with management and third parties, and regular Board  performance evaluations.  These initiatives are intended to comply with the provisions contained in the Sarbanes-Oxley Act of 2002, the rules and regulations of the SEC adopted thereunder, and Nasdaq rules.  We will continue to evaluate and improve our corporate governance principles and policies as appropriate.

Leadership Structure.  FS Bancorp has separated the roles of Board Chair and Chief Executive Officer.  The Board Chair, who is an independent director, leads the Board and presides at all Board meetings.  The Board believes it is important to have an independent director in a Board leadership position and has had an independent Board Chair since FS Bancorp’s incorporation in 2011.  Having an independent Board Chair enables non-management directors to raise issues and concerns for Board consideration without immediately involving management.  The Board Chair also serves as a liaison between the Board and senior management.

Executive Sessions.  Board meetings are held regularly throughout the year.  At the conclusion of Audit Committee meetings and Board meetings, the independent directors hold executive sessions.

Shareholder Communication.  We are committed to open and ongoing dialog with our shareholders and we regularly seek feedback on a variety of issues, including business strategy, governance, executive compensation and any other topics shareholders wish to discuss.  To this end, each year we engage with our shareholders in a variety of ways in order to obtain their feedback.  In 2021, this engagement process included seven investor conferences (virutal and in-person), quarterly earnings calls and communication between our investor relations team and members of our senior management team and shareholders.  At the investor conferences, senior management had one on one meetings with investors and asked questions similar to the following:

•	Do you have a preference for how funds are returned to shareholders (share repurchases, dividends, acquisitions)?
•	Do you have specific feedback related executive compensation, as disclosed in the proxy statement?
•	Do you have specific feedback related to environmental, social, and governance matters?

The feedback was consistent with prior years, with shareholders most commonly recommending stock repurchases and increasing the cash dividend. FS Bancorp’s financial performance has supported ongoing share repurchases and dividends paid to shareholders.  Subject to market and financial conditions, our preference is to support organic and growth through acquisitions, but in periods where our stock price is lower, share repurchases remain a viable option.  Shareholders also recommended providing additional avenues to increase employee participation in stock ownership.  Proposal 3 to this proxy statement asks shareholders to approve adoption of the FS Bancorp, Inc. Nonqualified 2022 Stock Purchase Plan, which will allow employees, directors and independent contractors to use a portion of their compensation to purchase FS Bancorp common stock, with FS Bancorp providing a matching stock purchase.

The Board of Directors welcomes communication from our shareholders.  Shareholders may mail communications to the Board of Directors, FS Bancorp, Inc., 6920 220th Street SW, Mountlake Terrace, Washington 98043 or may email the Chief Financial Officer, Matthew Mullet, at mattm@fsbwa.com.  Shareholders should indicate clearly the director or director(s) to whom the communication is being sent so that each communication may be forwarded appropriately.

Board Involvement in Risk Management Process.  As part of its overall responsibility to oversee the management, business, and strategy of FS Bancorp, one of the primary responsibilities of our Board of Directors is to oversee the amounts and types of risk taken by management in executing the corporate strategy, and to monitor our risk experience against the policies and procedures set to control those risks.  The Board’s risk oversight function is carried out through its approval of various policies and procedures, such as our lending and investment policies; ratification or approval of investments and loans exceeding certain thresholds; and regular review of risk elements such as interest rate risk exposure, liquidity, and problem assets.  Some oversight functions are delegated to committees of the Board, with such committees regularly reporting to the full Board the results of their oversight activities.  For example, the Audit Committee is responsible for oversight of the independent registered public accounting firm and meets directly with the firm at various times during the course of the year.

Board Oversight of Information and Cybersecurity.  As a financial institution, cybersecurity presents a significant operational and reputational risk.  Accordingly, we take the protection of customer and business information very seriously.  We have developed a robust information/cyber security program designed to protect the confidentiality, integrity, and availability of business and customer information.  As part of this program, our Chief Information Officer reports to the Audit Committee of the Board of Directors at least quarterly.  Reports include information and cyber security assessment results, business continuity, disaster recovery, and incident response planning and testing, patch management program status, vendor management program status, and independent audit results.  All information security-related policies are reviewed and approved annually by the Audit Committee.

We promote a culture of continuous learning that has resulted in a highly experienced information security team that holds advanced certifications and master’s degrees in cybersecurity.  In addition to our own experienced information security team, we also partner with industry experts for managed security services such as threat intelligence, firewall, intrusion detection, and intrusion prevention services to ensure protection around the clock.  Highlights of the information and cybersecurity program include the following:

•	strong vendor oversight;
•	advanced cybersecurity education for employees;
•	deployment of defense-in-depth strategy with multiple layers of controls to provide information protection;
•	engagement of third-party audit firms to conduct independent security assessments that include vulnerability assessments and penetration tests; and
•	conduct of new and ongoing security awareness training for all teammates across the organization.

Succession Planning.  The Board believes that one of its primary responsibilites is to oversee the development and retention of senior talent and to ensure that an appropriate succession plan is in place for our Chief Executive Officer and other members of senior management.  The Board, Compensation Committee, Nominating and Environmental, Social, Governance Committee and the Chief Executive Officer regularly review senior management talent and succession planning.  We have an ongoing relationship with a professional firm to assist us in ensuring we have a robust and active plan for succession planning.

Code of Business Conduct and Ethics.  On December 15, 2016, the Board of Directors updated our Code of Business Conduct and Ethics, which is designed to deter wrongdoing and to promote honest and ethical conduct in every respect.  The Code addresses conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations.   The Code is applicable to each of our directors, officers, including the principal executive officer and senior financial officers, and employees and requires individuals to maintain the highest standards of professional conduct.  A copy of the Code of Ethics is available on our website at www.FSBWA.com.  We have ethics training for all Board members and staff annually.

Policies Governing Trading in FS Bancorp Securities.  Our Anti-Hedging and Anti-Pledging Policy and Insider Trading Policy prohibit hedging, derivatives, or any other speculative transactions involving FS Bancorp’s stock by all directors, officers, and employees.  In addition, we prohibit our officers, directors, and employees from purchasing or selling our securities while in possession of material, non-public information, or otherwise using such information for their personal benefit and maintain a quarterly black-out window where applicable individuals may not trade, other than in connection with a Rule 10b5-1 plan adopted in compliance with the policy.  These individuals are also restricted from pledging FS Bancorp common stock to secure a loan or holding FS Bancorp’s securities in a margin account, except in exceptional circumstances and as approved in advance by a majority of the disinterested Board of Directors. As of the date of this proxy statement, no exceptions are noted.

Annual Meeting Attendance by Directors.  FS Bancorp encourages, but does not require, its directors to attend the annual meeting of shareholders.  As a result of the COVID-19 pandemic, the only director who attended the 2021 annual meeting of shareholders was Joseph P. Zavaglia.

Corporate Responsibility

Workplace Culture.  Our Vision Statement captures our culture: “To Build a Truly Great Place to Work and Bank.”  The order of the words “work” and “bank” are intentional.  We believe if you build a great place to work, it will by its nature become a great place to bank.  There is also tremendous public company data available that shows companies with intentionally great work environments outperform companies with avearage corporate cultures.  Our commitment to building a great workplace culture began in 2009.  Not surprisingly, our financial performance has improved dramatically since we made that culture commitment.  The awards we have received over the years validate our decision to have a “people centric” culture that strives to hire and promote “Smart, Driven, Nice” teammates.  These awards include:

National Awards
• Best Community Bank in the U.S. in Bank Director’s 2022 Ranking Banking Study;
• Best Leadership team in the U.S. in Bank Director’s 2022 Ranking Banking Study;
• Fortune 500 Fastest Growing Companies (2021);
• American Banker’s Best Banks to Work For (2017-21);
•            Independent Community Bankers Association Top Mortgage and Consumer Lenders for
                financial institutions with assets of $1 billion or more (2020-21);

•	American Banker’s Top 200 Publicly Traded Bank, less than $2 billion in assets (2017-20);
•	5-star bank rating by BauerFinancial;
• listed by Hovde Group as one of the High Performing Small Cap Banks; and
• investment grade rated by Kroll at BBB for senior debt and BBB- for subordinated debt.

State Awards
• 2021 Puget Sound Business Journal Best Workplaces – 5th consecutive year (2017-21); and
• Puget Sound Business Journal’s Top Corporate Philanthropists, medium companies (2019-21).

Response to COVID Pandemic.  As the COVID-19 pandemic began having widespread impact in the spring of 2020, we once again relied upon our Vision Statement, Core Values and Business Philosophy to determine the best course of action.  The Chief Executive Officer and Chief Financial Officer began having all-staff video calls every other Friday starting March 20, 2020 to keep employees informed as the pandemic worsened.  By the April 3, 2020 all-staff call, the stock market had fallen precipitously, 1st Security Bank friends and family were losing their jobs and there was a tremendous amount of fear regarding health and financial concerns.  As a result, on the April 3rd all-staff call, the Chief Executive Officer announced, “Operation Safe and Secure 2020.”  The Chief Executive Officer and Chief Financial Officer explained the premise behind the Operation.  They explained that our employees are our most important asset and due to the pandemic, it became imperative to protect that critical asset.  Operation Safe and Secure 2020 had two primary objectives.  The first objective, “Safe,” was to provide for the safety of our employees’ and customers’ health during this time of pandemic.  The second objective, “Secure,” was to protect the financial security of our employees.  Since the pandemic began, 1st Security Bank has had no layoffs or furloughs.  The all-staff calls continued throughout 2021 and into 2022 on a quarterly basis or more frequently as needed.

Diversity.  Our Core Value, “Diversity—we celebrate diversity and support equality for all” was established over a decade ago.  We are striving for diversity in all areas.  Currently, half of our senior executive team and three of our eight directors are women.  The Chief Executive Officer and one other senior executive officer are racial minorities.   In line with our Core Value of diversity, we were the only bank that publicly supported marriage equality in Washington State and the only community bank to sign the amicus brief to the U.S. Supreme Court supporting marriage equality nationally.

We regularly review the diversity of the markets we serve and work to align the diversity of our workforce with our markets.  This analysis allows us to bring diverse perspectives to our Board, staff and business.

Environmental, Social and Governance Criteria.  As discussed previously, our Core Values reflect our commitment to diversity, equality, inclusiveness and social awareness.  A copy of our Core Values, Business Philosophy, Vision and Mission Statements are available on our website at www.FSBWA.com.

We undertook numerous social efforts in 2021 and in the recent past.  These include
•	minimum wage increased to $20/hour “Livable Wage” for all employees effective July 2021;
•	provision of 16 hours of paid volunteer time for all employees;
•	financial and volunteer support of The IF Project, which assists soon to be released inmates prepare for life after incarceration;
•
1st Security Bank all-staff calls dedicated to discussing the importance of ending discrimination in all forms, development and mentoring of key leaders to emphasize the importance of leadership, social justice, and diversity in our workforce;

•	financial and volunteer support of Community Reinvestment Act activities;
•	commitment to keep branches open and add jobs in economically hard-hit areas in connection with the 2018 acquisition of Anchor Bancorp;
•	added 91 jobs to our communities, representing a 20% increase since the COVID-19 pandemic began in March 2020, with no furloughs or layoffs; and
•	3,970 volunteer hours.

Many of our efforts focus on employee satisfaction.  These include:
•	employee education grant program of up to $5,000 per year to pursue a degree program;
•	commitment to identifying and assisting employees who face hardships;
•	internal employee wellness and fitness challenge programs;
•	Employee Satisfaction Task Force, through which one person from each department has monthly meetings with the Chief Human Resources Officer to make 1st Security Bank the best possible workplace;

•	employee education loan forgiveness program of up to $5,000 in 2020 in with the CAREs Act; and
•	Our Chief Financial Officer’s commitment since 2014 to not increasing the employee portion of healthcare expenses, despite rising costs.

We also have a commitment to environmental issues:
•	FS Bancorp elected to provide this proxy statement and the annual report electronically to reduce material waste and improve our environmental impact;
•	1st Security Bank reduced fuel consumption and emissions by having 75% of our employees work from home during the COVID pandemic;
•	Board meetings have been held virtually since the COVID pandemic began, reducing fuel consumption and emissions;
•	vast majority of our Indirect dealers are in solar, multiple pane windows, siding or roofing (all supporting the environment);
•	financing of marine lending during the pandemic to support families wanting to spend family time in a COVID-19 free environment;
•
all potential loans with possible environmental challenges are reviewed by a former EPA biologist to ensure the loan will not trigger environmental liability for 1st Security Bank and to ensure our prospective customer is not buying something hazardous to their health (ground water, soil or vapor related health concerns);

•	we have worked with our various public utility districts on energy efficiency initiatives, including eight projects with energy savings ranging from 25% to 92% and one more project planned for 2022;
•	Montesano branch is a Green-certified building;
•	our critical technology infrastructure is housed at the Sabey Datacenter, which has many sustainability initiatives including:
o	LEED Gold Certification
o	Energy Star Certification
o	Green Lease Leaders
•	ongoing project replacing our HVAC units with units that contain environmentally safe refrigerant and 20% increased energy efficiency;
•	ongoing project to replace fluorescent bulbs with LEDs, which use 75% less energy and last nine years longer than fluorescent bulbs, decreasing landfill waste;
•	light and movement sensors installed in many locations turn off lights in unoccupied areas;
•	recycling where permitted by the public utility;
•	Shred-IT events were held at seven of our 21 branches in 2021;
•	ongoing efforts to go paperless and training our staff to help customers go paperless;
•	encourage customers to make paperless deposits via mobile deposit; and
•	purchasing recycled paper.

Our power provider purchases 80% of its power from the federal Bonneville Power Administration, the majority of which is generated by renewable hydroelectric projects.  In 2021, our employees traveled 16% less than 2020, leading to a savings of six tons of carbon dioxide, or 9.2% compared to 2020.

Transactions with Related Persons

1st Security Bank has followed a policy of granting loans to officers and directors, which fully complies with all applicable federal regulations.  Loans to directors and executive officers are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions with all customers prevailing at the time, other than those made under the Bank’s employee loan program, which is described below.  Loans to directors and officers are made in accordance with our underwriting guidelines, and do not involve more than the normal risk of collectability or present other unfavorable features.  These loans are reviewed by the Chief Credit Officer and are acted on by 1st Security Bank’s Board of Directors.

The employee loan program applies to a mortgage loan to purchase or refinance a home.  Standard loan terms and underwriting qualifications apply, as do the following benefits: (1) a credit of 1% of the base loan amount will be given to offset our standard loan origination fee; (2) an owner-occupied transaction will also be given an additional credit of $1,195 to offset the processing fee; and (3) the wire transfer fee will be waived.  The table below provides information regarding our directors and executive officers who had indebtedness and principal payable thereon pursuant to the employee loan program that exceeded $120,000 during the years ended December 31, 2021 and 2020.

Name	Year ended December 31,	Type of loan	Amount involved in the trans- action ($)(1)	Amount out- standing at end of period ($)	Principal paid during the period ($)	Interest paid during the period ($)	Interest rate (%)(2)

Donn C. Costa	2021	First mortgage	225,142	202,941	22,201	6,457	3.00
	2020	First mortgage	239,096	225,142	13,954	7,027	3.00
______________
(1)	Consists of the largest amount of principal outstanding during the year.
(2)	Prevailing rate at time loan was made was 3.25%, with a .25% reduction for automatic payment.

We recognize that transactions between us and any of our directors or executive officers can present potential or actual conflicts of interest and create the appearance that these decisions are based on considerations other than our best interests.  Therefore, as a general matter and in accordance with our Code of Business Conduct and Ethics, it is our preference to avoid such transactions.  Nevertheless, we recognize that there are situations where such transactions may be in, or may not be inconsistent with, our best interests. Accordingly, the Code requires the Board of Directors or a committee of the Board to review and, if appropriate, to approve or ratify any such transaction.  If a Board member is a participant in the transaction, then that member is required to abstain from the discussion, approval or ratification process.  After its review, the Board or committee will only approve or ratify those transactions that are in, or are not inconsistent with, our best interests, as determined in good faith.

DIRECTORS’ COMPENSATION

The following table shows the compensation paid to our directors for the year ended December 31, 2021, with the exception of Joseph C. Adams, who is our Chief Executive Officer and whose compensation is included in the section entitled “Executive Compensation.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(3)	All Other Compensation ($)(4)	Total ($)

Pamela M. Andrews	59,000	53,190	47,655	--	159,845
Marina Cofer-Wildsmith	60,800	17,730	15,765	854	95,149
Ted A. Leech	75,100	17,730	15,765	2,050	110,645
Michael J. Mansfield	63,100	17,730	15,765	1,359	97,954
Margaret R. Piesik	67,600	17,730	15,765	1,628	102,723
Mark H. Tueffers	59,500	17,730	15,765	1,237	94,232
Joseph P. Zavaglia	65,300	17,730	15,765	2,061	100,856
______________
(1)
Represents the aggregate grant date fair value of awards, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation – Stock Compensation” (“FASB ASC Topic 718”). For a discussion of valuation assumptions, see Note 19 of the Notes to Consolidated Financial Statements in FS Bancorp's Annual Report on Form 10-K for the year ended December 31, 2021.

(2)
For Ms. Andrews, consists of an award of 1,500 shares of restricted stock on August 13, 2021, which vests in equal installments over a three-year period beginning on August 13, 2022. For all other directors, consists of an award of 500 shares of restricted stock on August 13, 2021, which vests on August 13, 2022. The directors had the following number of shares of unvested restricted stock outstanding on December 31, 2021: Ms. Andrews, 1,500 shares; and all other non-employee directors, 1,180 shares each.

(3)
For Ms. Andrews, consists of an award of options to purchase 4,500 shares made on August 13, 2021, which vests in equal installments over a three-year period beginning on August 13, 2022. For all other directors, consists of an award of options to purchase 1,500 shares made on August 13, 2021, which vests on August 13, 2022. The directors had the following number of stock options outstanding on December 31, 2021: Ms. Andrews, 4,500; Ms. Cofer-Wildsmith, 10,060; Mr. Leech, 21,060; Mr. Mansfield, 18,340; Ms. Piesik, 30,060; Mr. Tueffers, 21,660; and Mr. Zavaglia, 15,260.

(4)	Consists of tax equivalent value of life insurance premiums and dividends on restricted stock.

Each director of 1st Security Bank is also a director of FS Bancorp.  The directors received no additional compensation for attendance at any meeting of FS Bancorp’s Board of Directors during the year ended December 31, 2021.  The directors are compensated for their service on 1st Security Bank’s Board of Directors.  In 2021, non-employee directors of 1st Security Bank received a retainer of $3,500 per month, except for the Board Chair, who received $4,500 per month, for service on the Board.  Directors also receive the following additional fees: for the committee chairs, an annual retainer of $3,600; Board meeting attendance fees of $750 for each meeting attended in person and $250 for each meeting attended by teleconference; and a committee meeting attendance fee of $500.  As a result of the COVID-19 pandemic, Board meetings were held virtually via web conferencing and were treated as if they had been held in person for purposes of meeting attendance fees.  1st Security Bank’s Compensation Committee recommends to the Board of Directors the amount of fees paid for service on the Board.  Directors are provided or reimbursed for travel and lodging and other customary out-of-pocket expenses incurred in attending board and committee meetings, industry conferences and continuing education seminars.

Stock Ownership Requirements.  Stock ownership guidelines are a key vehicle for aligning the interests of officers and directors with those of our shareholders.  Non-employee directors are required to maintain share ownership in FS Bancorp equal to at least two times their annual cash retainer, excluding committee fees.  Directors who are also employees are governed by the guidelines applicable to officers, which are discussed below.  Once the minimum ownership requirement is met, directors must maintain the required ownership amounts and compliance will be calculated annually.  Each director is required to retain 50% of net after tax shares acquired upon the exercise of stock options or vesting of restricted stock until the stock ownership requirement is met.  Exceptions may apply for donations of stock and for sales or divisions of property in the case of divorce, disability or death, or other limited circumstances.

Directors have three years from their appointment to the Board of Directors to comply with the applicable stock ownership requirement.  Currently, six of our seven non-employee directors have fulfilled the stock ownership requirement and the remaining director is expected to meet the requirement within the required time frame.

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis explains 1st Security Bank’s executive compensation program for the named executive officers listed below.  It also describes the Compensation Committee’s process for making pay decisions, as well as its rationale for specific decisions related to the fiscal year ended December 31, 2021.

Name                                           Title
Joseph C. Adams                        Chief Executive Officer
Donn C. Costa                             Executive Vice President, Home Lending
Dennis V. O’Leary                      Chief Lending Officer

Compensation Philosophy and Objectives

Our senior executives are integral to executing our strategic plan, driving performance that rewards all of our stakeholders, fostering our culture and achieving other 1st Security Bank objectives.  Our executive compensation program is designed to support these objectives and is built on the following principles:

•
Competitive with our peers.  Target compensation should be competitive with that being offered to individuals in comparable roles at other companies with which we compete for talent to ensure that we employ the best people to lead our success.

•
Performance-based on collective results. The amount of executive pay must make sense in the context of overall Bank financial performance as compared to goals set by the Board, industry averages and relevant peer groups.

•	Individual performance and contribution to the Bank. Our program must provide sufficient flexibility to allow for the recognition of individual differences in performance.

•
Alignment with shareholder interests.  Executives should be compensated through pay elements (base salaries and short- and long-term equity incentives) designed to enhance shareholder value by making the Bank, which is our primary operating subsidiary, a driving force towards providing shareholders with a suitable rate of return on their investment.

•	Proper balance of risk to reward. Decisions about compensation should be guided by best-practice governance standards and rigorous processes that encourage prudent decision-making.

•	Commitment to culture. Our program must recognize the importance of building culture and teamwork as a significant long-term goal of the Bank.

Elements of Pay: Total Direct Compensation

Our compensation philosophy is supported by the following principal elements of pay:

Pay element	How It Is Paid	Purpose

Base salary	Cash (fixed)	Provide a competitive base salary rate relative to similar positions in the market and enable the Bank to attract and retain critical executive talent.

Annual incentives	Cash (variable)	Reward executives for delivering on annual strategic objectives that drive our business strategy and contribute to the creation of shareholder value.

Long-term incentives	Equity (variable)	Provide incentives for executives to execute on longer-term goals that drive the creation of shareholder value and support FS Bancorp’s retention strategy.

Say-on-Pay, Shareholder Engagement and Board Responsiveness

Each year, we carefully consider the results of our shareholder say-on-pay vote from the preceding year.  Over 97% of the votes cast at the 2021 annual meeting of shareholders supported our executive compensation decisions.  We also take into account the feedback we receive from our shareholders during regular investor meetings, at which we always encourage an open dialogue and actively probe for questions, concerns and perspectives on our strategy and performance, governance, executive compensation and other important business matters.  The shareholders with whom we have connected have been highly supportive of our executive compensation program and its direction; however, some have asked for additional disclosure.  Accordingly, and although FS Bancorp qualifies as a smaller reporting company as defined by the SEC, which allows us to take advantage of scaled-back disclosure requirements, we are including more extensitve narrative in an effort to be more transparent.  We remain committed to keeping an open dialogue with our shareholders to help ensure that we have a regular pulse on investor perspectives and, as we continue to grow, we intend to further enhance our outreach efforts during 2022 and into the future.

Best Compensation Practices and Policies

We believe the following practices and policies promote sound compensation governance, and are in the best interests of our shareholders and executives.

What We Do		What We Do Not Do
✔	Pay for performance	×	No tax gross-ups
✔	Engage independent compensation consultant	×	No significant perquisites for executives
✔	Review compensation programs for risk	×	No supplemental executive retirement plan
✔	Annual say-on-pay vote	×	No repricing of stock options
✔	Maintain stock ownership guidelines for executives and non-employee directors	×	No equity grants below 100% of fair market value without shareholder approval
✔	Double trigger required for accelerated vesting of equity awards under the 2018 Equity Incentive Plan	×	Dividends not paid on unvested restricted stock
✔	Restrict executive officers and directors from engaging in hedging and pledging transactions with respect to FSBW stock
✔	Annual shareholder communication

The Decision-Making Process

The Role of the Compensation Committee.  The Compensation Committee, which is comprised of independent directors, oversees the executive compensation program for our named executive officers.  The Committee works very closely with an independent compensation consultant and management to examine the effectiveness of our executive compensation program throughout the year.  The Committee makes all final compensation and equity award decisions regarding our named executive officers, except for the Chief Executive Officer, whose compensation is determined by the independent members of the Board of Directors, based upon recommendations of the Compensation Committee.  The Chief Executive Officer is not present during voting or deliberations on his compensation.

The Role of Management.  Members of our management team attend regular meetings where executive compensation, corporate and individual performance, and competitive compensation levels and practices are discussed and evaluated.  Only the Compensation Committee members are allowed to vote on decisions regarding named executive officer compensation. The Chief Exectuive Officer reviews his recommendations pertaining to all executives’ pay with the Compensation Committee, which provides transparency and oversight.  Decisions on non-named executive officer pay are made by the Chief Exectuive Officer.

The Role of the Independent Consultant. The Compensation Committee engages an independent compensation consultant to provide expertise on competitive pay practices, program design, and an objective assessment of any inherent risks of any programs. Pursuant to authority granted to it under its charter, the Compensation Committee has hired Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its independent consultant. Pearl Meyer is retained by, and reports directly to, the Compensation Committee, and provided no other services to

FS Bancorp in 2021.  Based on standards promulgated by the SEC and Nasdaq to assess compensation advisor independence, as well as the analysis conducted by Pearl Meyer in its independence review, the Compensation Committee has concluded that Pearl Meyer is an independent and conflict-free advisor to the Committee.

The Role of Peer Group Companies.  The Compensation Committee strives to set a competitive level of total compensation for each named executive officer as compared with executive officers in similar positions at peer companies.  For purposes of setting 2021 compensation levels, in conjunction with the recommendation of Pearl Meyer, the Compensation Committee took into account publicly-available data from industry compensation surveys and public filings from the group of peer companies listed below.  Industry survey data was data collected from surveys of financial institution holding companies or financial institutions with an asset size ranging from approximately $1-$2 billion.

Altabancorp*	Guaranty Bancshares, Inc.*
Bank of Commerce Holdings*	Heritage Commerce Corp
Bank of Marin Bancorp	MVB Financial Corp.
BayCom Corp	Pacific Mercantile Bancorp*
Cambridge Bancorp	Peoples Financial Services Corp.
C&F Financial Corporation	RBB Bancorp
Central Valley Community Bancorp	Republic First Bancorp, Inc.
Chemung Financial Corporation	Sierra Bancorp
Farmers National Banc Corp.*	Summit Financial
First Financial Northwest, Inc. ______________ *Merged or acquired in 2021.

It is important to note that this market data is not the sole determinant in setting pay levels for our executive officers.  The Compensation Committee also considers corporate and individual performance and the nature of an individual’s role within FS Bancorp, as well as the individual’s experience and contributions to their current role when making its compensation-related decisions.

2021 Executive Compensation Program

Base Salary.  Our objective is to provide base salaries that are competitive within the financial services industry and reasonable as compared to our peers.  We also consider the executive’s abilities, experience and tenure and our overall ability to pay.  The Board recognizes that in order to attract and retain highly qualified executives, we have to compete with larger institutions with a greater ability to pay and that to acquire such candidates, we must sometimes offer base salaries higher than survey ranges for peer banks.  The Compensation Committee is charged with final oversight of base pay offered to senior executive candidates and will consider all of the factors described above before approving any out-of-market salary offer.

Base salaries for senior executives are periodically reviewed with the assistance of the independent compensation consultant.  The Compensation Committee may recommend adjustments as appropriate.  The named executive officers did not receive any salary adjustments during 2021.

Annual Incentive Compensation.  The 2021 annual cash incentives provided our named executive officers the opportunity to earn a performance-based award.  Actual award payouts depend on the achievement of quantitative and qualitative performance objectives and can range from 0% to 200% of the target award opportunity. Target award opportunities are expressed as a percentage of base salary as follows:

Officer	2021 Base Salary ($)	Target Award Opportunity (as a % of Base Salary)	Target Award Opportunity ($)

Joseph C. Adams	475,000	50	237,500
Donn C. Costa	330,000	50	165,000
Dennis V. O’Leary	330,000	50	165,000
Annual cash incentives are intended to reward both incremental improvement and continued strong performance.  Accordingly, when making final award decisions, the Compensation Committee takes a holistic view of performance results and considers the following key factors:

•              Comparison to peers (relative financial performance);
•              Financial performance compared to prior year and budget expectations;
•              General economic conditions and degree of difficulty in attaining target levels;
•              One time, or non-recurring events, whether positive or negative; and
•              Input from the Chief Executive Officer on the individual performance of the other named executive officers.

In addition to the compensation peer group described above, the Compensation Committee uses various other groups of competitors against which it tracks and assesses our relative performance to ensure a balanced perspective (i.e., regulatory, business/strategy mode, geographic, etc).  The financial and strategic goals are not individually weighted.
The Compensation Committee may use its business judgement to increase or decrease the recommended bonuses based on all available information, including performance to peers, individual performance and any other relevant factor.  In addition, awards may be paid only if the following conditions are met: (1) the most recent regulatory examination(s) must be satisfactory or better; (2) bonus expense cannot cause 1st Security Bank to fall below the well-capitalized level set by regulators; (3) payment of bonuses cannot cause the Bank to fall outside regulatory guidance on liquidity; (4) there must have been a matching contribution by FS Bancorp to the Bank's 401(k) plan; (5) the ESOP must have been sufficiently funded to service the debt incurred in the process of initially buying FS Bancorp stock; and (6) dividends must have been declared and paid to shareholders during the plan year.

2021 Results and Award Payouts. For 2021, actual annual incentive award payouts were based on a combination of specific financial results and strategic achievements as assessed by the Compensation Committee.

Financial results for 2021 included the following:

•	Loans increased to $1.8 billion on December 31, 2021, reflecting a strong growth funded by core deposits and diversified revenues supporting margins;
•	Deposits increased to $1.9 billion on December 31, 2021, an increase of 14.4% over 2020. The increase was primarily driven by organic growth in customer relationships and reduced withdrawals;
•	Provision expense of $500,000 in 2021 was a 96% decrease compared to 2020, which reflects improved credit performance and economic factors;
•	Return on average assets (ROAA) was 1.71%;
•	Return on average equity (ROAE) was 15.74%;
•	Diluted earnings per share (EPS) was $4.32;
•	Repurchased 524,353 split adjusted shares in 2021, representing 6.4% of common shares outstanding as of December 31, 2021;
•	Increased dividends paid to shareholders by 54% year over year; and
•	Book value per share increased to $30.75 in 2021 from $27.67 in 2020, as shown in the table below.

Book Value Per Share

Key strategic and human capital achievements for 2021 included the following:

•	Ranked #1 by Bank Director Magazine as Best Community Bank and Best Leadership Team for 2022;
•	Recognized by Puget Sound Business Journal as one of Washington’s Best Workplaces, and one of the Top 100 Banks to Work For by American Banker Magazine;
•	Created a Bank-wide “Livable Wage” of at least $20 per hour, regardless of position;
•	Continued “Operation Safe & Secure” in response to COVID-19, the objective of which is to protect the health and financial security of our employees and customers;
•	Maintained a remote work environment, with 75% of non-customer facing employees having access to work from home;
•	Grew our employee base during the pandemic by 20%, adding 91 full-time jobs in our communities, since March 2020, with no furloughs or layoffs; and
•	Donated over $155,000 to local food banks during our annual food drive.

Despite the headwinds from COVID-19, our executive team helped lead us to achieve outstanding financial and operational results, especially in the Home Lending Division, demonstrating disciplined execution, risk mitigation, cost control and our ability to execute well under volatile market conditions.  As a result, the Compensation Committee approved annual incentive awards of two times target (maximum payout opportunity) to each of the named executive officers.

Performance Award and Non-Competition Agreement.  As noted above in the financial results section, FS Bancorp’s earnings were well above those of its peers in 2021 in large part due to the extraordinary financial performance of the home lending team.  The number of offers from mortgage competitors attempting to hire away our best and most experienced people was concerning.  We have never seen signing bonuses at these levels in the decade since 1st Security Bank began offering home loans.  To reward the outstanding performance as well as to protect us against losing key executives in the home lending and commercial real estate areas, we entered into Performance Award and Non-Competition Agreements with our named executive officers.  The agreements provide liquidated damages to FS Bancorp if a named executive officer joins a competitor any time prior to August 2024.

Long-Term Equity Incentive Plan

In 2018, our Board of Directors unanimously adopted, and shareholders approved, the FS Bancorp, Inc. 2018 Equity Incentive Plan.  The purposes of the plan are: (1) to promote the long-term growth and profitability of FS Bancorp; (2) to attract and retain individuals of outstanding competence; and (3) to provide participants with incentives that are closely linked to the interests of all shareholders of FS Bancorp.  Stock-based award grants align the interests of executives with those of shareholders.  When FS Bancorp performs well, executives are rewarded along with other shareholders.  We believe that stock-based awards are of great value in recruiting and retaining highly qualified personnel who are in great demand.

During 2021, the Compensation Committee approved equity grants to the named executive officers using a mix of stock options and restricted stock that vest over five years as follows:

Officer	Stock option grants	Restricted stock awards

Joseph C. Adams	24,000	8,000
Donn C. Costa	--	--
Dennis V. O’Leary	15,000	5,000

Stock options provide meaningful incentives for management to execute on the longer-term financial and strategic growth goals that drive shareholder value creation because they only provide value to the named executive officers if the price of FS Bancorp’s stock appreciates over time.  Specifically, the value of the award depends on the price of FS Bancorp’s common stock in the future as compared to the exercise price of the options granted.  The exercise price of the stock options awarded in 2021 is $35.46, which was the closing price of FS Bancorp’s common stock on the date of the grant, August 13, 2021.  There can be no assurance that any value will actually be realized. Stock options vest in 20% increments on each of the first five anniversaries of the date of grant.  These stock options are also contingent upon the continued employment of the named executive officer through each vesting date. Termination of employment for any reasons other than death, disability or a change in control results in the forfeiture of any unvested options.
Restricted stock awards are intended to provide the named executive officers with the economic equivalent of a direct ownership interest in FS Bancorp during the vesting period and provide us with significant retention security regardless of post-grant share price volatility.  Grants of restricted stock awards vest in 20% increments on each of the first five anniversaries of the date of grant.  Termination of employment for any reasons other than death, disability or a change in control results in the forfeiture of any unvested shares.  More information about equity awards made during 2021 is set forth in the Outstanding Equity Awards Table that follows.

Other Benefits

401(k) Plan.  1st Security Bank offers a qualified, tax-exempt savings plan to our employees with a cash or deferred feature qualifying under Section 401(k) of the Internal Revenue Code.  Generally, all employees, as of the first day of the month following the commencement of employment, who have attained age 18, are eligible to make 401(k) contributions.  During 2021, participants were permitted to make salary reduction contributions to the 401(k) Plan of up to 90% of their annual salary, up to a maximum of $19,500.  In addition, participants who have attained age 50 may defer an additional $6,500 annually as a 401(k) “catch-up” contribution.  All contributions made by participants are either before-tax contributions or after-tax “Roth 401(k) contributions,” as elected by the participant.  We have the ability to match 401(k) contributions.  During 2021, we matched 100% of participant contributions up to 3% of the participant’s annual salary and 50% of participant contributions on the next 2% of the participant’s annual salary.  We may also make a discretionary profit-sharing contribution under the 401(k) Plan, though no such contribution was made in 2021.  All participant 401(k) contributions and earnings, as well as all matching and profit-sharing contributions and earnings, are fully and immediately vested.

ESOP.  We have adopted a tax-qualified employee stock ownership plan (“ESOP”) for our employees.  Employees who have been credited with at least 1,000 hours of service during a twelve-month period are eligible to participate in the ESOP.  Shares released from the ESOP suspense account will be allocated to each eligible participant’s ESOP account based on the ratio of each such participant’s eligible compensation to the total eligible compensation of all eligible ESOP participants, determined as of December 31.  An employee is eligible for an employee stock ownership allocation if he is credited with 1,000 or more hours of service during the plan year, and either is employed on the last day of the plan year.  Forfeitures will be reallocated among remaining participating employees in the same manner as an employee contribution.  The account balances of participants within the employee stock ownership plan will become 100% vested upon completion of three years of service.

General Benefits and Perquisites.  Our named executive officers only receive typical perquisites such as medical and dental benefits, group term life insurance, and short- and long-term disability protection.  They do not receive any special perquisites such as golf memberships, etc.

Other Policies and Guidelines

Stock Ownership Requirements.  Stock ownership guidelines are a key vehicle for aligning the interests of management with those of our shareholders.  Executive officers must own FS Bancorp common stock, based on the value of FS Bancorp common stock as a multiple of base salary.

Position	Stock value as a multiple of base salary
Chief Executive Officer	3x
Executive officer (other than CEO)	1x

Shares counted toward the stock ownership requirement include those held directly or through a broker, shares held in the Employee Stock Ownership Plan, the 401(k) Plan, vested stock options and restricted stock with time-based vesting. Once the minimum ownership requirement is met, officers must maintain the required ownership amounts and compliance will be calculated annually.  Each director and executive officer is required to retain 50% of net after tax shares acquired upon the exercise of stock options or vesting of restricted stock until the stock ownership requirement is met. Exceptions may apply for donations of stock and for sales or divisions of property in the case of divorce, disability or death, or other limited circumstances.

Executive officers have five years from their appointment to comply with the applicable stock ownership requirement.  Each of the named executive officers was in compliance with these guidelines as of December 31, 2021.

Clawback Policy.  We maintain a clawback policy which provides the Board with the authority to withhold and/or recoup bonuses based on the occurrence of one or more of the following:

◾	Fraud as determined by internal or external audit or examination. Fraud is defined for this policy as any intentional deception made for personal gain or to damage 1st Security Bank or another person.
◾	A material error occurred in the financial statements requiring restatement.
◾
A loss or other injury to FS Bancorp’s or 1st Security Bank’s reputation triggered by a participant taking one or more imprudent risks.  Examples of such risk-taking include making an out-of policy loan without proper approvals, investing in inferior grade securities to gain a higher return rate or approving significant loan production that ultimately requires the Bank to suffer substantial financial losses which should have been foreseen through proper due diligence.  Note that the taking of the imprudent risk is in and of itself grounds to trigger the claw-back.  Actual monetary loss is not a requirement under this policy.

◾	Violation of FS Bancorp and 1st Security Bank’s Code of Ethics.
◾	Violation of 1st Security Bank’s Core Values.
Impact of Tax and Accounting
We regularly consider the various tax and accounting implications of our compensation plans.  When determining the amounts of long-term incentives and equity grants to executives and employees, the compensation costs associated with the grants are reviewed, as required by FASB ASC Topic 718.
Section 162(m) of the Internal Revenue Code generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid over $1 million in any taxable year to the Chief Executive Officer and the other “covered employees” as defined in the rule.  Under the tax laws in effect before 2018, compensation that qualified as “performance-based compensation” under Section 162(m) of the Code was deductible without regard to this limitation.  Effective for tax years beginning after December 31, 2017, the Tax Cuts and Jobs Act of 2017 generally eliminated the performance-based exemption, subject to a special rule that grandfathers certain awards and agreements that were in effect on November 2, 2017.  While considering tax deductibility as only one of several considerations in determining compensation, the Compensation Committee believes that the tax deduction limitation should not compromise its ability to structure compensation programs that provide benefits to FS Bancorp that outweigh the potential benefit of a tax deduction and, therefore, may approve compensation that is not deductible for tax purposes.

Compensation Risk Review
It is our belief that a significant portion of an executive’s total compensation should be variable “at risk” compensation, meaning it is tied to the Bank’s financial performance.  However, because performance-based incentives play a large role in our compensation program, we strive to ensure that incentives do not result in actions that may conflict with the long-term best interests of FS Bancorp and its shareholders. Therefore, the Compensation Committee annually reviews all plans and policies (applicable to executives and employees below the executive level) for attributes that could cause excessive risk-taking.  We believe our programs and policies do not encourage excessive risk-taking because: (1) the salary component of our program is a fixed amount; (2) a significant element of our executive officers’ compensation is delivered in the form of equity ownership, which aligns the interest of our executives with those of our shareholders; and (3) the annual cash-based incentive plan and long-term incentive plans are designed with risk-mitigating characteristics.  The risk-mitigating characteristics of the incentive plans include (1) award payouts based on the attainment of various and continually evolving corporate financial objectives which diversify risks associated with a single indicator of performance, (2) equity-based incentives encourage a longer-term focus, (3) risk-mitigating policies such as insider trading and hedging prohibitions and clawbacks, and (4) review and approval of final awards by the Compensation Committee (and the independent members of the full Board in the case of the Chief Executive Officer), which is composed entirely of independent directors who have discretion under our plans to approve, modify, or eliminate any award earned.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management.  Based on the review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2021 proxy statement.

The foregoing report is provided by the following directors, who constitute the Compensation Committee:

Compensation Committee:	Michael J. Mansfield (Chair)
Ted A. Leech
Margaret R. Piesik
Joseph P. Zavaglia

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows information regarding compensation for the years ended December 31, 2021 and 2020 for: (1) Joseph C. Adams, our principal executive officer; and (2) our two next most highly compensated executive officers, who are Donn C. Costa and Dennis V. O’Leary.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensa-tion ($)(3)	Total ($)

Joseph C. Adams	2021	475,000	825,000	283,680	256,560	36,603	1,876,843
Chief Executive Officer	2020	475,000	975,000	204,960	114,480	32,041	1,801,481

Donn C. Costa	2021	330,000	930,000	--	--	34,941	1,294,941
Executive Vice President, Home Lending	2020	330,000	1,330,000	109,935	61,414	31,477	1,862,844

Dennis V. O’Leary	2021	330,000	730,000	177,300	160,350	33,381	1,431,031
Chief Lending Officer (4)

______________
(1)
Consists of the annual incentive award and the performance award described above under “Compensation Discussion and Analysis – 2021 Executive Compensation Program – Annual Incentive Compensation” and “–Performance Award and Non-Competition Agreement.”

(2)
Represents the aggregate grant date fair value of awards, computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 19 of the Notes to Consolidated Financial Statements in FS Bancorp's Annual Report on Form 10-K for the year ended December 31, 2021.

(3)	For 2021, consists of the following:
	401(k) match ($)	ESOP contribution ($)	Life insurance premiums ($)	Dividends on Restricted Stock ($)

Joseph C. Adams	11,600	18,787	1,135	5,081
Donn C. Costa	11,600	18,787	1,145	3,409
Dennis V. O’Leary	11,600	18,787	1,149	1,845
(4) Mr. O’Leary was not a named executive officer in 2020.

Outstanding Equity Awards

The following information with respect to outstanding equity awards as of December 31, 2021 is presented for the named executive officers.

	Option Awards (1)			Stock Awards (1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expira- tion Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)

Joseph C. Adams	08/15/18	27,360	18,240	29.30	08/15/28
	08/15/19	9,600	14,400	24.37	08/15/29
	08/14/20	5,760	23,040	21.35	08/14/30
	08/13/21	--	24,000	35.46	08/13/31	25,040	842,095

Donn C. Costa	08/15/18	22,080	14,720	29.30	08/15/28
	08/15/19	4,980	7,470	24.37	08/15/29
	08/14/20	3,090	12,360	21.35	08/14/30	10,290	346,053

Dennis V. O’Leary	08/15/18	5,760	3,840	29.30	08/15/28
	08/15/19	4,980	7,470	24.37	08/15/29
	08/14/20	3,090	12,360	21.35	08/14/30
	08/13/21	--	15,000	35.46	08/13/31	12,570	422,729

______________
(1)	Awards vest pro rata over a five-year period from the grant date, with the first 20% vesting one year after the grant date.
(2)	Amounts are based on FS Bancorp’s common stock closing price of $33.63 on December 31, 2021.

Potential Payments Upon Termination

We have entered into agreements with the named executive officers that provide for potential payments upon disability, termination and death.  In addition, our equity plans also provide for potential payments upon termination.  The following table shows, as of December 31, 2021, the value of potential payments and benefits following a termination of employment under a variety of scenarios.

	Death ($)	Disability ($)	Involuntary Termination ($)	Change in Control ($)

Joseph C. Adams
Severance Agreement	--	--	950,000	950,000
Equity Awards (1)	1,337,350	1,337,350	--	1,337,350

Donn C. Costa
Change in Control Agreement	--	--	--	330,000
Equity Awards (1)	630,743	630,743	--	630,743

Dennis V. O’Leary
Change in Control Agreement	--	--	--	330,000
Equity Awards (1)	660,309	660,309	--	660,309
______________
(1)	Amounts are based on FS Bancorp’s common stock closing price of $33.63 on December 31, 2021.

Severance Agreement for Chief Executive Officer.  1st Security Bank entered into a severance agreement with Mr. Adams.  The agreement provides that if (1) the Bank terminates Mr. Adams’ employment other than for cause, (2) Mr. Adams terminates his employment for “good reason” or (3) there is a change in control of the Bank, Mr. Adams would be entitled to receive from the Bank a lump sum payment equal to 24 months of his base compensation.  “Good reason” means any one or more of the following: (1) reduction of Mr. Adams’ salary or elimination of any significant compensation, unless generally applicable to similarly-situated employees; (2) assignment to Mr. Adams without his consent any authorities or duties materially inconsistent with his position as of the date of the severance agreement; and (3) a relocation or transfer that would materially increase Mr. Adams’ commute.

Change in Control Agreements.  1st Security Bank entered into change in control agreements with Messrs. Costa and O’Leary.  These agreements provide that if there is a change in control of the Bank during the term of the agreement, the executive will be entitled to a severance payment if the executive suffers an involuntary termination within six months preceding or twelve months following the change in control.  The severance payment will be twelve months of the executive’s then current salary, paid in a lump sum within 45 days of the termination.  “Involuntary termination” means (1) termination of the executive’s employment other than for cause, (2) a reduction of the executive’s base salary, unless generally applicable to all senior officers of the Bank, (3) a material adverse change in the executive’s benefits, contingent benefits or vacation, unless generally applicable to all senior officers of the Bank, (4) a relocation of more than 20 miles from Mountlake Terrace, Washington or (5) a material demotion of the executive, including but not limited to a material diminution of the executive’s title, duties or responsibilities.  Receipt of the severance payment is conditioned upon the executive signing a severance agreement containing a comprehensive release of claims.

Equity Awards.  The 2013 Equity Incentive Plan and the 2018 Equity Incentive Plan provide for acceleration of awards if a recipient of an award terminates service early as a result of death or disability.  The 2013 Equity Incentive Plan also provides that in connection with an actual change in control, all unexercisable options will become fully exercisable and all unvested awards of restricted stock will vest in full.  The 2018 Equity Incentive Plan provides that if a change in control occurs prior to the vesting date of an award that is outstanding on the change in control date, and the participant experiences an involuntary separation from service, other than a termination for cause, during the 365-day period following the change in control date, then the vesting date for such non-vested outstanding award will be accelerated to the date of the participant’s involuntary separation from service.  However, if upon a change in control the successor to FS Bancorp either does not assume the outstanding award or replace it with an award that is determined by the Compensation Committee to be at least equivalent in value to the outstanding award on the change in control date, then the vesting date of such outstanding award will be accelerated to the change in control date.

PROPOSAL 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Act, we are required to periodically include in our annual meeting proxy statement and present at the meeting a non-binding shareholder resolution to approve the compensation of our named executive officers, as disclosed in the proxy statement pursuant to the compensation disclosure rules of the SEC.  This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse the compensation of FS Bancorp’s executives as disclosed in this proxy statement.  The proposal will be presented at the annual meeting in the form of the following resolution:

RESOLVED, that the shareholders approve the compensation of FS Bancorp’s named executive officers as disclosed in the compensation tables and related material in the proxy statement for the 2022 annual meeting of shareholders.

This vote will not be binding on our Board of Directors or Compensation Committee and may not be construed as overruling a decision by the Board or create or imply any additional fiduciary duty on the Board.  It will also not affect any compensation paid or awarded to any executive.  The Compensation Committee and the Board may, however, consider the outcome of the vote when considering future executive compensation arrangements.

Our executive compensation policies are designed to establish an appropriate relationship between executive pay and the annual and long-term performance of FS Bancorp and 1st Security Bank, to reflect the attainment of short- and long-term financial performance goals, to enhance our ability to attract and retain qualified executive officers, and to align to the greatest extent possible the interests of management and shareholders. Our Board of Directors believes that our compensation policies and procedures achieve these objectives.  The Board of Directors unanimously recommends that you vote FOR approval of the compensation of our named executive officers as disclosed in this proxy statement.

PROPOSAL 3 – ADOPTION OF THE NONQUALIFIED 2022 STOCK PURCHASE PLAN

Overview

On January 27, 2022, our Board of Directors unanimously adopted, subject to shareholder approval, the FS Bancorp, Inc. Nonqualified 2022 Stock Purchase Plan.  The purpose of the Plan is to provide employees, directors and independent contractors of FS Bancorp, Inc. and designated subsidiaries (collectively, “service providers”) with an opportunity to purchase up to $28,000 worth of FS Bancorp common stock annually through, in the case of employees, base compensation, commissions and bonuses, in the case of directors, director fees, and in the case of independent contractors, cash paid for the performance of services.  FS Bancorp will provide a 25% matching stock purchase (up to $7,000 annually).  All participants will have equal rights and privileges under the Plan.  Substantially all of our approximately 535 employees, seven non-employee directors and one independent contractor are eligible to participate in the Plan.  We intend for the Stock Purchase Plan to offer a convenient means for service providers who might not otherwise purchase and hold our common stock to do so, and for the matching stock purchase feature to provide a meaningful incentive to participate.  We believe that our service providers’ continuing economic interest, as shareholders, in our performance and success will contribute to our long-term success.  The Stock Purchase Plan is not intended to qualify as a Stock Purchase Plan under Section 423 of the Internal Revenue Code of 1986, as amended (“Code Section 423”), the consequences of which are described below under “Federal Income Tax Consequences.”

The following summary is a brief description of the material features of the Stock Purchase Plan. This summary is qualified in its entirety by reference to the Plan, a copy of which is attached to this Proxy Statement as Appendix A.

Summary

Administration.  A committee appointed by the Board of Directors will administer the Stock Purchase Plan and have the full authority to construe interpret and apply the terms of the Plan, determine eligibility and adjudicate all disputed claims under the Plan. For purposes of the administration of the Stock Purchase Plan, the committee must be composed solely of non-employee directors. All actions, interpretations and decisions of the committee are final and binding on all persons and will be given the maximum deference permitted by law.  It is expected that the Board of Directors will appoint the Compensation Committee to administer the Plan.

Shares Available under the Plan. A total of 1,000,000 shares of FS Bancorp common stock are initially authorized and reserved for issuance under the Stock Purchase Plan. The number of shares available under the Plan are subject to adjustment as described below under “Adjustments Upon Changes in Capitalization.”

Offerings. The Stock Purchase Plan is implemented by offerings of purchase rights during offering periods determined by the committee and communicated to service providers. The duration of an offering period may be changed by the committee. The provisions of separate offerings need not be identical, but each offering will conform to the Plan.

Eligibility.  Any service provider (employee, director or independent contractor) of FS Bancorp and its subsidiaries who has been continuously employed for at least six consecutive months, and who is providing services on the last day of the month in which this service requirement is met, will be eligible to participate in the Stock Purchase Plan for the offering period beginning with the enrollment date. The committee retains the right to change the eligibility criteria for any plan year, in advance of such plan year.

Participation.  A service provider may become a participant in the Stock Purchase Plan by (1) completing a subscription agreement authorizing stock purchase deductions from compensation that would otherwise be paid to the service provider at least 10 days prior to the enrollment date for the offering period in which the service provider’s participation will begin or (2) following an electronic or other enrollment process determined by the committee. The purchase price of the shares is accumulated by compensation deductions over the offering period. No more than $28,000 worth of FS Bancorp common stock may be purchased by an individual in any calendar year. The Plan does not provide a discount in the stock purchase price, i.e., purchases of FS Bancorp common stock through the Plan are made at the fair market value of the stock at the time of purchase. At any time during the offering, a participant may terminate compensation deductions. However, a participant may not change the rate of compensation deductions during and offering period. In the case of an employee, payroll deductions may be limited or eliminated to the extent necessary to allow other withholdings to occur, such as for taxes, health insurance premiums or 401k plan deferrals. Compensation deductions also will end as necessary to avoid violating the $28,000 purchase limit described above. A participant may change the rate of compensation deductions for a future offering period by filing a new subscription agreement. All compensation deductions made for a participant are credited to the participant’s account under the Stock Purchase Plan and deposited with our general funds pending purchase of the elected amount of FS Bancorp common stock. No interest will be paid on compensation deductions. Participants must make their own arrangements for paying income and other taxes on amounts used to make purchases under the Plan, and in the case of employees, the employer may withhold from other compensation the amount necessary to meet the applicable withholding applications.

By authorizing compensation deductions during an offering period, eligible service providers will be entitled to purchase shares under the Stock Purchase Plan and to receive the matching stock purchase described below. In connection with offerings made under the Plan, the committee specifies the maximum number of shares each participant may purchase and the maximum aggregate number of shares that may be purchased pursuant to the offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering will exceed the maximum aggregate number of shares available, the committee will make a pro rata allocation of available shares in a uniform and equitable manner.

A service provider may fully withdraw from a given offering by delivering a prescribed notice of withdrawal. Upon withdrawal, the service provider’s accumulated compensation deductions will be returned without interest. A service provider’s withdrawal from an offering will not have any effect upon that service provider’s ability to participate in future offerings under the Plan, which may occur only if the service provider delivers a new subscription agreement with respect to that future offering.

Purchase of Shares; Matching Contributions. As promptly as practical after the exercise date (the 5th day of the open trading window period first occurring after the end of the offering period), the number of whole shares a participant elects to purchase during the offering period will be purchased and delivered to the participant in accordance with the Plan. FS Bancorp also will purchase, as a matching contribution, on behalf of each participant who elects to purchase FS Bancorp stock during a calendar year, up to 25% of the number of such shares of FS Bancorp common stock that the participant elects to purchase (up to $7,000 worth of FS Bancorp common stock).

Termination of Employment, Etc. Rights granted pursuant to any offering under the Stock Purchase Plan terminate immediately upon cessation of a service provider’s employment or service relationship with FS Bancorp or its subsidiaries for any reason, or if the service provider is no longer eligible to participate. In that case, the service provider’s accumulated compensation deductions will be returned without interest.

Restrictions on Transfer. Rights granted under the Stock Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted. Any attempt at transfer may be treated as an election to withdraw funds from an offering period.

Adjustments Upon Changes in Capitalization. Subject to any required action by FS Bancorp shareholders, the reserves, as well as the price per share of common stock covered by each option which has not yet been exercised, will be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of shares of common stock effected without receipt of consideration by FS Bancorp. Reserves means the number of shares of common stock covered by each option which have not yet been exercised and the number of shares of common stock which have been authorized for issuance under the Stock Purchase Plan but not yet placed under option.

Change in Control. In the event of a proposed sale or all or substantially all of the assets of FS Bancorp, or the merger of FS Bancorp with or into another corporation, each option under the Stock Purchase Plan will be assumed or an equivalent option may be substituted by the successor. Alternatively, the Board of Directors may determine to shorten the offering period.

Duration, Termination and Amendment.  The Stock Purchase Plan will continue in effect for a term of ten years, unless sooner terminated at the sole discretion of the Board of Directors. If the Plan is terminated during an offering prior to an exercise date, FS Bancorp will pay to each participant an amount equal to the balance in the participant’s payroll deduction account without interest as soon as administratively practicable.

The Board of Directors may amend the Stock Purchase Plan at any time. Where necessary to comply with applicable laws and regulations, shareholder approval will be obtained with respect to the amendment. Rights granted before amendment of the Stock Purchase Plan will not be altered or impaired in any material manner by any amendment without consent of the participant to whom such rights were granted, except as necessary to comply with any laws or government regulations or as otherwise specifically provided in the Plan.

Federal Income Tax Consequences

The following brief summary of the effect of U.S. federal income taxation upon the participant and FS Bancorp with respect to the shares purchased under the Stock Purchase Plan does not purport to be complete, and does not discuss the income tax laws of any state or foreign country in which a participant may reside.

The Stock Purchase Plan is not intended to be a Stock Purchase Plan within the meaning of Code Section 423. (Generally, under a stock purchase plan that qualifies under Code Section 423, no taxable income will be recognized by a participant, and no deductions will be allowable to FS Bancorp, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized to the participant until there is a sale or other disposition of the shares acquired under the plan or if the participant dies while still owning the purchased shares.)  As a result of the Stock Purchase Plan being non-qualified, all stock purchases are made with after-tax compensation, any discount that might be provided with respect to the stock purchase price will be treated as taxable compensation, and all matching stock purchases will be treated as currently taxable compensation, subject to income and employment taxes as applicable to the service provider. FS Bancorp will be entitled to a tax deduction equal to the amount reported as taxable compensation by the participant.

The participant will receive basis in the shares purchased under the Stock Purchase Plan equal to the cost of the purchased shares.

If the participant sells or otherwise disposes of the purchased shares within one year after the granting of the stock purchase option under the Stock Purchase Plan, then the participant generally will recognize a short-term capital gain in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares. If the shares are held for more than one year after the date of purchase, the gain or loss will be taxed as a long-term capital gain.

New Plan Benefits

No purchases have been made at this time under the Stock Purchase Plan.  Participation in the Plan is voluntary and depends on each service provider’s election to participate and his or her determination as to the level of contributions to the Plan.  Accordingly, it is not possible to determine the future benefits that will be received under the Stock Purchase Plan.

The Board of Directors unanimously recommends that you vote FOR adoption of the FS Bancorp, Inc. Nonqualified 2022 Stock Purchase Plan.

AUDIT COMMITTEE MATTERS

The Audit Committee operates pursuant to a charter approved by our Board of Directors.  The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring our financial accounting and reporting, the system of internal controls established by management and the audit process.  The Audit Committee charter sets out the responsibilities, authority and specific duties of the Audit Committee.  The charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Audit Committee to the independent registered public accounting firm, the internal audit department and management of FS Bancorp.

The Audit Committee of the FS Bancorp Board of Directors reports as follows with respect to FS Bancorp’s audited financial statements for the fiscal year ended December 31, 2021:

•	The Audit Committee has reviewed and discussed the 2021 audited financial statements with management;

•
The Audit Committee has discussed with the independent registered public accounting firm, Moss Adams LLP, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board;

•
The Audit Committee has received written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm its independence from FS Bancorp; and

•
The Audit Committee has, based on its review and discussions with management of the 2021 audited financial statements and discussions with the independent registered public accounting firm, recommended to the Board of Directors that FS Bancorp’s audited financial statements for the year ended December 31, 2021 be included in its Annual Report on Form 10-K.

The foregoing report is provided by the following directors, who constitute the Audit Committee:

Audit Committee:	Ted A. Leech (Chair)
Michael J. Mansfield
Mark H. Tueffers
Marina Cofer-Wildsmith

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such acts.

PROPOSAL 4 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Moss Adams LLP as our independent registered public accounting firm for the year ending December 31, 2022 and that appointment is being submitted to shareholders for ratification.  Although ratification is not required by our Bylaws or otherwise, the Board is submitting the appointment of Moss Adams LLP to our shareholders for ratification as a matter of good corporate practice.  If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm.  Even if the appointment is ratified, the Audit Committee in its discretion may appoint a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of FS Bancorp and our shareholders.  Moss Adams LLP served as our independent registered public accounting firm for the year ended December 31, 2021 and a representative of the firm will be present at the annual meeting to respond to shareholders’ questions and will have the opportunity to make a statement if he or she so desires.

The Board of Directors unanimously recommends that you vote FOR the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm.

The following table sets forth the aggregate fees billed to us by Moss Adams LLP for professional services rendered for the fiscal years ended December 31, 2021 and 2020.

	Year Ended December 31,
	2021	2020
Audit Fees	$360,000	$267,500
Audit-Related Fees (1)	87,644	99,408
Tax Fees (2)	36,829	81,079
All Other Fees	--	--
	$439,473	$447,987

(1)	Audit-related fees include services and costs in connection with FS Bancorp’s quarterly reviews and compliance audits.
(2)	Tax fees include services and costs in connection with preparation of FS Bancorp’s federal tax return and assistance with state and local tax matters.

The Audit Committee pre-approves all audit and permissible non-audit services to be provided by the independent registered public accounting firm and the estimated fees for these services in connection with its annual review of its charter.  In considering non-audit services, the Audit Committee will consider various factors, including but not limited to, whether it would be beneficial to have the service provided by the independent registered public accounting firm and whether the service could compromise the independence of the independent registered public accounting firm.  All of the services provided by Moss Adams LLP in the year ended December 31, 2021 were approved by the Audit Committee.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of any registered class of FS Bancorp’s equity securities, to file reports of ownership and changes in ownership with the SEC.  Executive officers, directors and greater than 10% shareholders are required by regulation to furnish us with copies of all Section 16(a) forms they file.  Based solely on our review of the copies of such forms we have received and written representations provided to us by the above-referenced persons, we believe that, during the fiscal year ended December 31, 2021, all filing requirements applicable to our reporting officers, directors and greater than 10% shareholders were properly and timely complied with, with the exception of one transaction on Form 4 that was reported late by Director Andrews.

MISCELLANEOUS

The Board of Directors is not aware of any business to come before the annual meeting other than those matters described in this proxy statement.  However, if any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

We will bear the cost of solicitation of proxies, and will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of FS Bancorp's common stock.  In addition to solicitations via the Internet and by mail, our directors, officers and regular employees may solicit proxies personally or by telecopier or telephone without additional compensation.

Our annual report to shareholders, including the Annual Report on Form 10-K, has been mailed to all shareholders of record as of the close of business on the record date.  Any shareholder who has not received a copy of the annual report may obtain a copy by writing to the Secretary, FS Bancorp, Inc., 6920 220th Street SW, Mountlake Terrace, Washington 98043.  The annual report is not to be treated as part of the proxy solicitation material or as having been incorporated herein by reference.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at next year’s annual meeting of shareholders must be received at the executive office at 6920 220th Street SW, Mountlake Terrace, Washington 98043, no later than December 12, 2022.  Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act, and as with any shareholder proposal (regardless of whether included in our proxy materials), our Articles of Incorporation and Bylaws.

Our Articles of Incorporation provide that in order for a shareholder to make nominations for the election of directors or proposals for business to be brought before a meeting, a shareholder must deliver notice of such nominations and/or proposals to the Secretary not less than 30 nor more than 60 days prior to the date of the meeting; provided that if less than 31 days’ notice of the meeting is given to shareholders, such written notice must be delivered not later than the close of the tenth day following the day on which notice of the meeting was mailed to shareholders.  We anticipate that, in order to be timely, shareholder nominations or proposals intended to be made at the annual meeting must be made by April 26, 2022.  As specified in the Articles of Incorporation, the notice with respect to nominations for election of directors must set forth certain information regarding each nominee for election as a director, including the person’s name, age, business address and number of shares of common stock held, a written consent to being named as a nominee and to serving as a director, if elected, and certain other information regarding the shareholder giving such notice.  The notice with respect to business proposals to be brought before the annual meeting must state the shareholder’s name, address and number of shares of common stock held, a brief discussion of the business to be brought before the annual meeting, the reasons for conducting such business at the meeting, and any interest of the shareholder in the proposal.

BY ORDER OF THE BOARD OF DIRECTORS

/s/Matthew D. Mullet

MATTHEW D. MULLET SECRETARY

Mountlake Terrace, Washington
April 11, 2022

Appendix A
FS BANCORP, INC.
Nonqualified 2022 Stock Purchase Plan
1.        Purpose. The purpose of the Plan is to provide eligible employees, directors and independent contractors of the Corporation and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Corporation through accumulated Stock Purchase Deductions, and to be allocated additional shares of Common Stock as a matching contribution. It is the intention of the Corporation that the Plan not qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended.
2.           Definitions.
“Board” shall mean the Board of Directors of the Corporation.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Committee” means the Compensation Committee of the Corporation.  Any reference to the Committee shall refer to the Committee’s delegate. If there is no Compensation Committee, then references to “Committee” shall be deemed to refer to the Board.
 “Common Stock” shall mean the common stock of the Corporation.
“Compensation” shall mean, in the case of an Employee, base compensation, commissions, bonuses, and other forms of Compensation that the Committee determines in its sole discretion to be an appropriate source from which to make Stock Purchase Deductions.  In the case of a Director, Compensation shall mean the directors fees paid from the Corporation or Designated Subsidiary.  In the case of an Independent Contractor, Compensation shall mean amounts actually paid in cash by the Corporation or a Designated Subsidiary to the Independent Contractor for the performance of Services.
“Corporation” shall mean FS Bancorp, Inc., a Washington state corporation.
“Designated Subsidiary” shall mean a Subsidiary which the Board has designated from time to time in its sole discretion as eligible to participate in the Plan. 1st Security Bank of Washington is specifically designated as a Designated Subsidiary.
“Director” shall mean any individual who is, at the time of the applicable Enrollment Date, a member of the Board or the board of directors of a Designated Subsidiary, or an advisory or emeritus director of the Corporation or a Designated Subsidiary.
“Employee” shall mean any individual who is an employee of the Corporation or a Designated Subsidiary for purposes of tax withholding under the Code. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Corporation or Designated Subsidiary (as applicable) approves or is legally protected under applicable laws. Notwithstanding the foregoing, an individual who is a part-time, temporary or leased employee (as determined by the records of the individual’s employer) shall not be treated as an Employee for purposes of being able to participate in the Plan.

“Enrollment Date” shall mean the first day of each Offering Period.
“Entry Date” shall mean the last day of the month in which the eligibility requirements set forth in Section 3(a) are first met.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Exercise Date” shall mean the 5th day of the open trading window period first occurring after the end of the Offering Period.
“Fair Market Value” shall mean, as of any date, and if the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, the closing sales price for such stock as quoted on such exchange or system on the date of determination (or the closing bid, if no sales were reported), as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable.  If the preceding sentence does not apply, and there are not at least two brokerage companies reporting a bid price per share on such date, then the Fair Market Value shall be that value determined based on the weighted average of the past six trades of the Common Stock.
“Independent Contractor” means any individual (including but not limited to consultants) who performs services for the Corporation or a Designated Subsidiary other than as an Employee or Director.
“Matching Common Stock” shall mean the Common Stock allocated by the Corporation to a Participant pursuant to Section 3(c).
“Offering Period” shall mean a period of time determined by the Committee during which Stock Purchase Deductions will be accumulated for the purchase of Common Stock hereunder. The Offering Period shall be communicated to eligible Participants as necessary and appropriate.
“Participant” means an eligible Employee, Director or Independent Contractor who meets the eligibility conditions of Section 3(a) and elects to participate in the Plan.
“Plan” shall mean this Nonqualified 2022 Stock Purchase Plan, as amended from time to time.
“Purchase Price” shall mean, with respect to an Offering Period, one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Exercise Date.
“Reserves” shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.
“Section 409A” shall mean Section 409A of the Code and the regulations and guidance of general applicability issued thereunder.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Service” shall mean service (whether as an Employee, Director or Independent Contractor) performed for the Corporation or a Subsidiary.

“Stock Purchase Deduction” shall mean an amount withheld from Compensation to pay for the purchase of Common Stock in accordance with Section 6 hereof.
“Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Corporation or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Corporation or a Subsidiary.
“Trading Day” shall mean a day on which national stock exchanges are open for trading.
3.           Eligibility; Limitation on Annual Common Stock Purchases; Matching Common Stock Purchases.
(a) Any eligible Employee, Director or Independent Contractor who has performed at least six (6) months of continuous Service shall be eligible to participate in the Plan as of the Entry Date.
(b) No Participant shall be granted options under the Plan which permit the Participant to purchase more than Twenty-Eight Thousand Dollars ($28,000) worth of Common Stock (determined at the Fair Market Value of the shares at the time such option is granted) in any calendar year.
(c) The Corporation shall provide to each Participant who elects to purchase shares of Common Stock under this Plan during a calendar year an additional number of shares of Common Stock, equal to twenty five percent (25%) percent of the number of such shares of Common Stock (i.e., up to Seven Thousand Dollars ($7,000) worth of Common Stock. This Matching Common Stock shall be provided to the Participant pursuant to Section 8(a).
4.          Offering Periods. The Plan shall be implemented by using consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after the end of the preceding Offering Period, or on such other date as the Committee shall determine to be practicable, and continuing hereafter until terminated in accordance with Section 19 hereof. The Committee shall have the power to change the duration of Offering Periods with respect to future offerings without shareholder approval if such change is announced to Participants at least three (3) calendar days prior to the scheduled beginning of the first Offering Period to be affected.
5.           Participation.
(a) An eligible Participant may participate in the Plan by (i) completing a subscription agreement authorizing Stock Purchase Deductions (on such form as the Committee may designate) and filing it with the Corporation's payroll department at least ten (10) business days prior to the Enrollment Date for the Offering Period in which such participation will commence, unless a later time for filing the subscription agreement is set by the Committee for all eligible Participants with respect to a given Offering Period, or (ii) following an electronic or other enrollment procedure determined by the Committee.
(b) With respect to any Offering Period, Stock Purchase Deductions for a Participant during such Offering Period shall commence (1) in the case of an Employee, as of the first payroll period following the Enrollment Date, or (2) in the case of a Participant other than an Employee, as of  the first date Compensation is paid after the Enrollment Date, and in all cases shall end on the last day of the Offering Period, unless sooner terminated by the Participant as provided in Section 10.
6.           Stock Purchase Deductions.
(a) At the time a Participant files a subscription agreement, the Participant may elect to have Stock Purchase Deductions made during the Offering Period, in either whole percentages or as a flat dollar amount. All Stock Purchase Deductions are on an after-tax basis.  For Participants who are Employees, Stock Purchase Deductions shall be made by payroll deduction and may be reduced or eliminated to the extent necessary to permit other withholdings to occur (e.g., required income tax withholdings, health and welfare plan contributions and 401(k) plan contributions).  For Participants other than Employees, the Stock Purchase Deductions shall be withheld from Compensation that would otherwise be paid during the Offering Period.
 (b) All Stock Purchase Deductions made for a Participant shall be credited to the Participant’s Plan account. A Participant may not make any additional payments into such account. A Participant’s account shall be only a bookkeeping account maintained by the Corporation, and neither the Corporation nor any Subsidiary shall be obligated to segregate or hold in trust or escrow any funds in a Participant's account. Except for amounts not expended because of the Plan rule that fractional shares shall not be purchased, no amount of accumulated Stock Purchase Deductions shall be carried over with respect to any Participant from the end of one Offering Period to the beginning of another.
(c) During an Offering Period, a Participant may discontinue participation in the Plan as provided in Section 10 but no other change can be made and, specifically, a Participant may not alter the rate of Stock Purchase Deductions during an Offering Period. A Participant may increase or decrease the rate of Stock Purchase Deductions for a future Offering Period by filing with the Corporation a new subscription agreement authorizing an increase or decrease in Stock Purchase Deductions within ten (10) business days before the commencement of the upcoming Offering Period. A Participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10.
(d) Notwithstanding the foregoing, a Participant's Stock Purchase Deduction may be decreased to zero percent (0%) of Compensation at such time during any Offering Period which is scheduled to end during the current calendar year (the “Current Offering Period”) once the aggregate of all Stock Purchase Deductions which were previously used to purchase Common Stock under the Plan in a prior Offering Period which ended during that calendar year plus all Stock Purchase Deductions accumulated with respect to the Current Offering Period equal the maximum amount that may be purchased in accordance with Section 3(b).  Stock Purchase Deductions shall recommence at the rate provided in such Participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.
(e) Participants must make adequate provision for federal, state or other tax withholding obligations, if any, arising upon the exercise of the option of the Common Stock or the receipt of Common Stock from the Corporation. In the case of a Participant who is an Employee, the Corporation or a Designated Subsidiary may, but shall not be obligated to, withhold from the Participant's other compensation the amount necessary for the Corporation or the Designated Subsidiary to meet applicable withholding obligations related to the Participant's tax obligations associated with his Common Stock purchases under the Plan.
7.        Grant of Option. On the Enrollment Date of each Offering Period, each Participant participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) the number of shares of the Corporation's Common Stock determined by dividing such Participant's Stock Purchase Deductions accumulated prior to such Exercise Date (including amounts retained in the Participant's account in accordance with Section 8) and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10, and shall expire on the last day of the Offering Period.
8.           Exercise of Option.
(a) Unless a Participant withdraws from the Plan as provided in Section 10, the Participant’s option for the purchase of Common Stock will be exercised automatically on the Exercise Date, and the maximum number of full shares of Common Stock subject to option shall be purchased for such Participant at the applicable Purchase Price with the accumulated Stock Purchase Deductions in the Participant’s account.  In addition, the Matching Common Stock shall be provided to the Participant at approximately the same time (which time shall be determined by the Committee in its sole and absolute discretion). No fractional shares will be purchased; any Stock Purchase Deductions accumulated in a Participant’s account which are not sufficient to purchase a full share of Common Stock shall be retained in the Participant's account and applied toward the purchase of shares of Common Stock in a subsequent Offering Period unless the Participant terminates participation in the Plan as provided in Section 10. During a Participant's lifetime, a Participant's option to purchase shares of Common Stock hereunder is exercisable only by the Participant.
(b) If the Committee determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Committee may in its sole discretion (x) provide that the Corporation will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect or (y) provide that the Committee will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 19.

9.          Delivery; Minimum Holding Period.
(a) As promptly as practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Corporation shall arrange the delivery to each Participant, as appropriate, of a certificate representing the shares of Common Stock purchased upon exercise of the Participant’s option.  The Committee may require that shares of Common Stock be retained with a broker or agent for a designated period of time and/or may establish other necessary procedures. No Participant will have any voting, dividend, or other shareholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the Participant as provided in this Section 9. Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and the Participant’s spouse, as the Participant designates.
(b) Common Stock delivered to a Participant pursuant to the exercise of an option hereunder shall be held by the Participant for at least 30 days, except in the case of a Participant subject to securities law trading restrictions (e.g., insider trading restrictions), in which case the Common Stock shall be held until at least the last day of the minimum holding period applicable to such securities law trading restrictions that would not give rise to a penalty or sanction.   Thereafter, the Common Stock may be sold during any open trading window.
10.       Withdrawal; Termination of Employment.
(a) A Participant may withdraw all, but not less than all, the Stock Purchase Deductions credited to the Participant’s account and not yet used to exercise the Participant’s option under the Plan at any time, by giving written notice to the Committee on such form as the Committee may designate. All of the Participant's Stock Purchase Deductions credited to the Participant’s account will be paid to such Participant promptly after receipt of notice of withdrawal and such Participant's option for the Offering Period will be automatically terminated, and no further Stock Purchase Deductions for the purchase of shares will be made during the Offering Period. If a Participant withdraws from an Offering Period, Stock Purchase Deductions will not resume at the beginning of the succeeding Offering Period unless the Participant delivers to the Corporation a new subscription agreement.
(b) Upon a Participant's completely ceasing to perform Services for any reason or upon termination of a Participant's ability to actively participate in the Plan for any reason (e.g., by becoming a part-time Employee), the Stock Purchase Deductions credited to such Participant' s account during the Offering Period but not yet used to exercise the option will be returned to such Participant or, in the case of the Participant’s death, to the person or persons entitled thereto under Section 14, and such Participant's option will be automatically terminated.
11.         Interest. No interest shall accrue on the Stock Purchase Deductions of a Participant in the Plan.
12.       Stock. The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be one million (1,000,000) shares without any annual limit, subject to adjustment upon changes in capitalization of the Corporation as provided in Section 18. Such shares may consist in whole or in part of authorized and unissued or reacquired Common Stock. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Committee shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as is practicable and as it determines to be equitable.
13.         Administration.
 (a) Administrative Body. The Plan shall be administered by the Committee. The Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Committee shall, to the full extent permitted by law, be final and binding upon all parties. Members of the Board are permitted to participate in the Plan except to the extent limited by Subsection (b) of this Section 13.
(b) Rule 16b-3 Limitations. Notwithstanding the provisions of Subsection (a) of this Section 13, in the event that Rule 16b-3 promulgated under the Exchange Act, or any successor provision (“Rule 16b-3”), provides specific requirements for the administrators of plans of this type, the Plan shall be only administered by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any committee containing a person who is not a Non-Employee Director as that term is used in Rule 16b-3.
14.        Designation of Beneficiary.
(a) A Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the Participant's account under the Plan in the event of such Participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's account under the Plan in the event of such Participant's death prior to exercise of the option.
(b)  Such beneficiary designation may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Committee shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Committee), the Committee, in its discretion, may deliver such shares and/or cash to  the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Committee, then to such other person as the Committee may designate.
15.        Transferability. Neither Stock Purchase Deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Committee may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10.

16.      Use of Funds. All Stock Purchase Deductions received or held by the Corporation under the Plan may be used by the Corporation for any corporate purpose and the Corporation shall not be obligated to segregate such Stock Purchase Deductions.
17.        Reports. Individual bookkeeping accounts will be maintained for each Participant. Statements of account will be given to participating individuals at least annually, which statements will set forth the amounts of Stock Purchase Deductions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.
18.        Adjustments Upon Changes in Capitalization; Dissolution; or Merger or Asset Sale.
(a) Changes in Capitalization. Subject to any required action by the shareholders of the Corporation, the Reserves, as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Corporation. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.
(b) Dissolution or Liquidation. In the event of a proposed sale of all or substantially all of the assets of the Corporation, or the merger of the Corporation with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the “'New Exercise Date”). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each Participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the option will be exercised automatically on the New Exercise Date unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10. For purposes of this Section 18(b), an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or mergers, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the Participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets or merger.
19.         Amendment or Termination.
(a)        The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination can affect options previously granted, provided that the Board may terminate an Offering Period on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Corporation and its shareholders. Except as provided in Section 18, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant.  To the extent necessary to comply with Rule 16b-3 (or any successor rule or provision or any other applicable law or regulation), the Corporation shall obtain shareholder approval in such a manner and to such a degree as required. If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants' accounts that have not been used to purchase shares of Common Stock will be returned to the Participants (without interest thereon), as soon as administratively practicable.
(b)      Without shareholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Committee shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during Offering Periods, permit Stock Purchase Deductions in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Corporation's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan.
(c)         In the event that the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequences including, but not limited to:
(1) amending the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including with respect to an Offering Period underway at the time;
(2) altering the Purchase Price for any Offering Period, including an Offering Period underway at the time of the change in Purchase Price;
(3) shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action;
(4) reducing the maximum percentage of Compensation a Participant may elect to set aside as a Stock Purchase Deduction; or
(5) reducing the maximum number of shares a Participant may purchase during any Offering Period.

Such modifications or amendments shall not require shareholder approval or the consent of any Participant.
20.         Notices. All notices or other communications by a Participant to the Corporation under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Committee at the location, or by the person, designated by the Committee for the receipt thereof.
21.       Conditions Upon Issuance of Shares. Shares of Common Stock shall not be issued with respect to  an option unless the exercise of such option and the issuance and deliver of such shares pursuant thereto comply with all applicable provisions of law, domestic or foreign, including without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Corporation with respect to such compliance. As a condition to the exercise of an option, the Corporation may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Corporation, such a representation is required by any of the aforementioned applicable provisions of law.
22.        Term of Plan. The Plan shall become effective upon its adoption by the Board and approval by the shareholders of the Corporation pursuant to Section 25 hereof. It shall continue in effect for a term of ten (10) years from the date the Plan is adopted by the Board, or if applicable, the specific Plan effective date authorized by the Board, unless sooner terminated under Section 19.
23.         Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares of Common Stock by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares of Common Stock issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions on behalf of such persons.
24.         Code Section 409A. The Plan is exempt from the application of Section 409A (on account of the Plan being a short-term deferral plan within the meaning of Treasury Regulation Section 1.409A-1(b)(4)) and any ambiguities herein will be interpreted to so that the Plan is exempt from Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Committee determines that an option granted under the Plan may be subject to Section 409A or that any Plan provision would cause an option under the Plan to be subject to Section 409A, the Committee may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Committee determines is necessary or appropriate, in each case, without the Participant's consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Section 409A, but only to the extent any such amendments or action by the Committee would not violate Section 409A. Notwithstanding the foregoing, the Corporation and all Subsidiaries shall have no liability to a Participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Section 409A is not so exempt or compliant or for any action taken by the Committee with respect thereto. The Corporation makes no representation that the option to purchase Common Stock under the Plan is compliant with Section 409A.
25.       Shareholder Approval. The Plan will be subject to approval by the shareholders of the Corporation within twelve (12) months after the date the Plan is adopted by the Board. Such shareholder approval will be obtained in the manner and to the degree required under applicable laws.
26.        Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Washington.
27.        Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.

FS BANCORP, INC.	Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week
You may vote by Internet or phone, or by
completing and returning this proxy card. Your
Internet or phone vote authorizes the named
proxies to vote your shares in the same manner as if
you marked, signed and returned your proxy card.

INTERNET/MOBILE –
www.proxypush.com/FSBW
            Use the Internet to vote your proxy
            until 11:59 p.m. (CT) on May 25, 2022.
PHONE – 1-866-883-3382
Use a touch-tone telephone to vote your proxy
until 11:59 p.m. (CT) on May 25, 2022
MAIL – Mark, sign and date your proxy card and
return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

2022 Annual Meeting Proxy Card
Using a black ink pen, mark your votes with an X as shown in this example. [X]
Please do not write outside the designated area.
If voting by mail, sign, detach and return the bottom portion in the envelope provided.

PROPOSALS – The Board of Directors recommends a vote FOR
all the nominees listed and FOR proposals 2, 3 and 4.

1. Election of two directors to each	01 Ted Leech	[ ] Vote FOR all nominees	[ ] Vote WITHHELD
serve for a three-year term.	02 Marina Cofer-Wildsmith	(except as marked)	from all nominees
(Instructions: To withhold authority to vote for any individual nominee, write the number of the nominee in the box provided to the right.)
2. Advisory (non-binding) approval of the compensation of our named executive officers as disclosed in the proxy statement.	[ ] FOR	[ ] Against	[ ] Abstain
3. Adoption of the FS Bancorp, Inc. 2022 Nonqualified Stock Purchase Plan.	[ ] FOR	[ ] Against	[ ] Abstain
4. Ratification of the Audit Committee’s appointment of Moss Adams LLP as the independent registered public accounting firm for FS Bancorp, Inc. for 2022.	[ ] FOR	[ ] Against	[ ] Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Address Change? Mark box, sign, and indicate changes below:  [ ]Date _______________________________

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, adminis-trators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

FS BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

Thursday, May 26, 2022 2:00 p.m., Local Time

1st Security Bank Administrative Office 6920 220th Street S.W.
Mountlake Terrace, Washington

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 26, 2022.
Our  proxy  statement  and  2021  Annual  Report  to  Shareholders  are  available  free  of  charge  at http://investorrelations.fsbwa.com/CorporateProfile.
FS BANCORP, INC.	Revocable Proxy
This proxy is solicited by the Board of Directors for use at the annual meeting of shareholders to be held on Thursday, May 26, 2022.
The above-signed hereby appoints the official Proxy Committee of the Board of Directors of FS Bancorp, Inc. (“FS Bancorp”) with full powers of substitution, as attorneys and proxies for the above-signed, to vote all shares of common stock of FS Bancorp which the undersigned is entitled to vote at the annual meeting of shareholders, to be held at the 1st Security Bank of Washington Administrative Office, located at 6920 220th Street SW, Mountlake Terrace, Washington, on Thursday, May 26, 2022, at 2:00 p.m., local time, and at any and all adjournments thereof, as indicated.
This proxy will be voted as directed but if no instructions are specified, this proxy will be voted FOR the election of our director nominees, and FOR Proposals 2, 3 and 4. If any other business is presented at the annual meeting, this proxy will be voted by the proxies named above in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting. This proxy also confers discretionary authority to the proxies named above to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve, matters incident to the conduct of the annual meeting and such other business as may properly come before the meeting.
Should the above-signed be present and elect to vote at the annual meeting or at any adjournment thereof and after notification of the Secretary of FS Bancorp at the annual meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.
The above-signed acknowledges receipt from FS Bancorp prior to the execution of this proxy of the Important Notice Regarding the Availability of Proxy Materials for the Shareholders’ Meeting to Be Held on May 26, 2022, a proxy statement dated on or about April 11, 2022 and the 2021 Annual Report to Shareholders.

(Items to be voted appear on reverse side)

Please sign, date and mail
your proxy card in the envelope provided as soon as possible.

FS BANCORP, INC.	Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week
You may vote by Internet or phone, or by
completing and returning this proxy card. Your
Internet or phone vote authorizes the named
proxies to vote your shares in the same manner as if
you marked, signed and returned your proxy card.

     INTERNET/MOBILE –
     www.proxypush.com/FSBW
            Use the Internet to vote your proxy until 11:59
            p.m. (CT) on May 25, 2022.
PHONE – 1-866-883-3382
Use a touch-tone telephone to vote your proxy
until 11:59 p.m. (CT) on May 25, 2022
MAIL – Mark, sign and date your proxy card and
return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

2022 Annual Meeting Proxy Card
Using a black ink pen, mark your votes with an X as shown in this example. [X]
Please do not write outside the designated area.
If voting by mail, sign, detach and return the bottom portion in the envelope provided.

PROPOSALS – The Board of Directors recommends a vote FOR
all the nominees listed and FOR proposals 2, 3 and 4.

1. Election of two directors to each	01 Ted Leech	[ ] Vote FOR all nominees	[ ] Vote WITHHELD
serve for a three-year term.	02 Marina Cofer-Wildsmith	(except as marked)	from all nominees
(Instructions: To withhold authority to vote for any individual nominee, write the number of the nominee in the box provided to the right.)
2. Advisory (non-binding) approval of the compensation of our named executive officers as disclosed in the proxy statement.	[ ] FOR	[ ] Against	[ ] Abstain
3. Adoption of the FS Bancorp, Inc. 2022 Nonqualified Stock Purchase Plan.	[ ] FOR	[ ] Against	[ ] Abstain
4. Ratification of the Audit Committee’s appointment of Moss Adams LLP as the independent registered public accounting firm for FS Bancorp, Inc. for 2022.	[ ] FOR	[ ] Against	[ ] Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

         Address Change? Mark box, sign, and indicate changes below:  [ ]Date _______________________________

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, adminis- trators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

FS BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

Thursday, May 26, 2022 2:00 p.m., Local Time

1st Security Bank Administrative Office 6920 220th Street S.W.
Mountlake Terrace, Washington

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 26, 2022. Our proxy statement and 2021 Annual Report to Shareholders are available at http://investorrelations.fsbwa.com/CorporateProfile.

FS BANCORP, INC.	Vote Authorization Form

This proxy is solicited by the Board of Directors for use at the annual meeting of shareholders to be held on Thursday, May 26, 2022.
The above-signed, a participant in the FS Bancorp, Inc. Employee Stock Ownership Plan (“Plan”), hereby directs the Plan Trustee to vote all shares of FS Bancorp, Inc. allocated to the above-signed’s account in the Plan as of March 25, 2022 which the above-signed is entitled to vote at the annual meeting of shareholders, to be held at the 1st Security Bank of Washington Administrative Office, located at 6920 220th Street SW, Mountlake Terrace, Washington, on Thursday, May 26, 2022, at 2:00 p.m., local time, and at any and all adjournments thereof, as indicated.
This proxy will be voted as directed but if no instructions are specified, this proxy will be voted FOR the election of our director nominees, and FOR Proposals 2, 3 and 4. If any other business is presented at the annual meeting, this proxy will be voted by the Trustee in its best judgment. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting. This proxy also confers discretionary authority to the Trustee to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve, matters incident to the conduct of the annual meeting and such other business as may properly come before the meeting.
The above-signed acknowledges receipt from FS Bancorp prior to the execution of this proxy of the Important Notice Regarding the Availability of Proxy Materials for the Shareholders’ Meeting to Be Held on May 26, 2022, a proxy statement dated on or about April 11, 2022 and the 2021 Annual Report to Shareholders.

(Items to be voted appear on reverse side)

Please sign, date and mail your vote authorization form in the envelope provided as soon as possible.
Vote authorization forms must be received by May 23, 2022.